UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Iron Mountain Inc.

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IRON MOUNTAIN INCORPORATED

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

BACKGROUND

Date and Time May 22, 2019, at 9:00 a.m. U.S. Eastern Time	Place Sullivan & Worcester LLP, One Post Office Square, 21st Floor, Boston, Massachusetts 02109	Who Can Vote Stockholders of record at the close of business on March 25, 2019 (5:00 p.m. U.S. Eastern Time) may vote at the meeting or any adjournment thereof

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders, or the Annual Meeting, of Iron Mountain Incorporated, or Iron Mountain, the Company, we, us or our. The meeting will be held at the offices of Sullivan & Worcester LLP, located at One Post Office Square, 21st Floor, Boston, Massachusetts, on Wednesday, May 22, 2019, at 9:00 a.m. U.S. Eastern Time, for the purposes of considering and voting on:

VOTING ITEMS

Board Recommendation
PROPOSAL 1 Election of directors to the Company’s board of directors, or the Board, to serve until the next Annual Meeting or until their successors have been duly elected and qualified;	FOR each director nominee
PROPOSAL 2 Approval, by a non-binding advisory vote, of the compensation of our named executive officers;	FOR
PROPOSAL 3 Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and	FOR
Such other business as may properly come before the meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the attached Proxy Statement.

Only stockholders of record at the close of business (5:00 p.m. U.S. Eastern Time) on March 25, 2019 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof.

Your Vote is Important Regardless of the Number of Shares that You Beneficially Own

Attached to this notice is a Proxy Statement relating to the proposals to be considered at the Annual Meeting. We urge you to read the Proxy Statement carefully and, whether or not you plan to attend the Annual Meeting, to vote your shares:

By Internet www.proxyvote.com	By telephone 1-800-690-6903	By mail Complete and mail your proxy card to the address provided

Instructions regarding each method of voting are provided on the Notice Regarding the Availability of Proxy Materials, which is being mailed to stockholders of record on or about April 11, 2019, and stockholders can access proxy materials and vote at www.proxyvote.com. If you desire to submit your vote by mail, you may request a paper proxy card at any time on or before May 8, 2019. If you desire to submit your vote via internet or telephone, follow the instructions at www.proxyvote.com and use the stockholder identification number provided on the Notice Regarding the Availability of Proxy Materials.

If you hold shares in the name of a brokerage firm, bank, nominee or other institution, you must provide a legal proxy from that institution in order to vote your shares at the Annual Meeting, except as otherwise discussed in the Proxy Statement.

All stockholders are cordially invited to attend the Annual Meeting.

By order of the Board of Directors,

Deborah Marson, Secretary Boston, Massachusetts April 11, 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS: This Notice of Annual Meeting and Proxy Statement, Iron Mountain Incorporated’s Annual Report to Stockholders for the year ended December 31, 2018, and directions to the Annual Meeting are available at: https://materials.proxyvote.com/46284v.

2

PROXY SUMMARY

This summary contains highlights about Iron Mountain Incorporated and the upcoming 2019 Annual Meeting of Stockholders. This summary does not contain all of the information that you should consider in advance of the Annual Meeting, and we encourage you to read the entire Proxy Statement and our 2018 Annual Report on Form 10-K carefully before voting.

Notice and Voting Roadmap

GENERAL INFORMATION

Meeting: Annual Meeting of Stockholders Date: Wednesday, May 22, 2019 Time: 9:00 a.m. EST Location: Sullivan & Worcester LLP, One Post Office Square, 21st Floor, Boston, MA 02109 Record Date: March 25, 2019	Stock Symbol: IRM Exchange: NYSE Common Stock Outstanding: 286,822,668 as of March 29, 2019 Registrar & Transfer Agent: Computershare State of Incorporation: Delaware Founded: 1951 Public Company Since: 1996	Corporate Website: www.ironmountain.com Investor Relations Website: investors.ironmountain.com 2019 Annual Meeting Materials: www.proxyvote.com

2019 PROXY STATEMENT	3

PROXY SUMMARY

Voting Roadmap
PROPOSAL 1	ELECTION OF DIRECTORS
The Board recommends a vote FOR each director nominee
	►	See page 8

Director Nominees

				Committee Memberships
Name and Position	Age	Independent	Years of Tenure	A	C	N&G	F	R&S	Other Current Public Company Boards
Jennifer Allerton Chief Information Officer, F. Hoffman la Roche (retired)	67		5	▲				▲	Sandvik AB Aveva plc
Ted R. Antenucci President and Chief Executive Officer, Catellus Development Corporation	54		8	▲			▲		Catellus Development Corp Hudson Pacific Properties, Inc.
Pamela M. Arway President, Japan/Asia Pacific/Australia Region, American Express International, Inc. (retired)	65		5		▲	▲			The Hershey Company DaVita Healthcare Partners, Inc.
Clarke H. Bailey Chairman and Chief Executive Officer, EDCI Holdings, Inc.	64		21			▲		▲	SMTC Corporation
Kent P. Dauten Chairman, Keystone Capital, Inc.	63		22	▲		▲	▲
Paul F. Deninger Consultant, Evercore Inc.	60		9		▲		▲		Resideo Technologies, Inc.
Monte Ford Principal Partner, CIO Strategy Exchange	59		<1		▲			▲	Akamai Technologies, Inc. Michaels Companies, Inc.
Per-Kristian Halvorsen Chief Technology Officer, Intuit, Inc.	67		10		▲			▲
William L. Meaney Chief Executive Officer, Iron Mountain	59		6						State Street Corporation
Wendy J. Murdock Chief Product Officer, MasterCard Worldwide (retired)	66		3		▲		▲		USAA Savings Bank La Caisse de dépôt et placement du Québec
Walter C. Rakowich Chief Executive Officer, Prologis (retired)	61		6	▲		▲			Host Hotels & Resorts, Inc. Ventas, Inc.
Alfred J. Verrecchia Chairman, Hasbro, Inc. (retired) Independent Chairman of the Board of Iron Mountain	76		9			▲

A: Audit Committee	N&G: Nominating and Governance Committee	R&S: Risk & Safety Committee	▲	Chair
C: Compensation Committee	F: Finance Committee		▲	Member

4

PROXY SUMMARY

BOARD SNAPSHOT

►	INDEPENDENCE	►	TENURE

►	AGE	►	DIVERSITY

Corporate Governance Highlights

The Board believes strong corporate governance is critical to achieving Iron Mountain’s long-term strategic goals and maintaining the trust and confidence of investors, employees, customers and other stakeholders. The following are highlights of our Corporate Governance Program:

Board Independence	Board Performance	Corporate Governance Best Practices
All directors are independent except the CEO Independent Chairman of the Board Board committees are 100% independent Executive sessions at each Board meeting
Diverse Board with mix of skills, gender, tenure and age
Each director attended at least 75% of the Board meetings and each director’s committee meetings held during the period each director served on the Board during 2018
Annual Board and committee evaluations overseen by the Nominating and Governance Committee

Annual election of directors with majority voting standard
Significant shareholder ownership requirements for executives and Board
Commitment to transparent reporting on sustainability and corporate responsibility efforts
Hedging and pledging of Company stock by directors and executives is prohibited
Code of Ethics

2019 PROXY STATEMENT	5

PROXY SUMMARY

PROPOSAL 2	APPROVAL, BY A NON-BINDING ADVISORY VOTE, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
The Board recommends a vote FOR this Proposal
	►	See page 29

►	PERFORMANCE AND COMPENSATION HIGHLIGHTS

Revenue ($MM):	AFFO ($MM):	3 Year CEO Pay — TSR Alignment

►	CEO

CEO: William Meaney (Age 59; CEO 2013-present)

PERCENTAGE 2018 CEO INCENTIVE COMPENSATION AT RISK: 68% of Total Compensation

METRICS USED FOR SHORT-TERM INCENTIVE COMPENSATION: Revenue, Adjusted EBITDA, AFFO, Strategic Goals

METRICS USED FOR LONG-TERM INCENTIVE COMPENSATION: Revenue, Adjusted EBITDA, Relative TSR, ROIC

STOCK OWNERSHIP GUIDELINES: Yes

ANTI-HEDGING/ ANTI-PLEDGING POLICY: Yes

PROPOSAL 3	RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board recommends a vote FOR this Proposal
	►	See page 66

6

2019 PROXY STATEMENT	7

CORPORATE GOVERNANCE MATTERS

PROPOSAL 1	ELECTION OF DIRECTORS
The Board recommends that you vote FOR the election of each of the Board’s twelve (12) nominees to serve as directors of Iron Mountain until the 2020 Annual Meeting of Stockholders, or until their successors are elected and qualified.

The Board currently consists of twelve (12) directors. Each director is currently serving a one-year term, and the term of each director will expire at the Annual Meeting. At the Annual Meeting, each nominee is to be elected for a one-year term to serve until the Company’s 2020 Annual Meeting of Stockholders, or until such nominee’s successor is elected and qualified.

The Board has selected as nominees the following twelve (12) individuals, all of whom are current directors of the Company: Jennifer Allerton, Ted R. Antenucci, Pamela M. Arway, Clarke H. Bailey, Kent P. Dauten, Paul F. Deninger, Monte Ford, Per-Kristian Halvorsen, William L. Meaney, Wendy J. Murdock, Walter C. Rakowich and Alfred J. Verrecchia. Each nominee has agreed to serve if elected, and management has no reason to believe that any of the nominees will be unavailable to serve. For more detail on the process our Board follows when selecting nominees, please see page 16.

Required Vote

Each director nominee must receive a majority of the votes cast on his or her nomination to be elected, with abstentions and broker non-votes not counting as votes cast. Under Iron Mountain’s Bylaws, if an incumbent director nominee does not receive a majority of votes cast on his or her nomination, then such nominee must promptly tender to the Board a resignation from the Board. Each incumbent director has already tendered an irrevocable resignation that will be effective upon (1) the failure to receive the required number of votes for re-election at the Annual Meeting or any meeting of stockholders at which such incumbent director faces re-election and (2) the acceptance of such resignation by the Board. The Board will decide within 90 days of the certification of the stockholder vote, through a process managed by the Nominating and Governance Committee of the Board, or the Nominating and Governance Committee, and excluding the director nominee in question, whether to accept the resignation. The Board’s explanation of its decision will be promptly disclosed in a filing with the Securities and Exchange Commission, or SEC.

Brokers are not permitted to vote for the election of directors without voting instructions. Therefore, we urge you to give voting instructions to your broker on the proxy so that your votes may be counted on this important matter.

8

CORPORATE GOVERNANCE MATTERS

DIRECTOR NOMINEE SKILLS AND EXPERIENCE

The Board and the Nominating and Governance Committee select director nominees on the basis of their integrity, experience, achievements, judgment, intelligence, personal character, ability to make independent analytical inquiries, willingness to devote adequate time to Board duties and likelihood that they will be able to serve on the Board for a sustained period. The Board and the Nominating and Governance Committee believe each director nominee should be well-versed in strategic oversight, corporate governance, stockholder advocacy, and leadership in order to be an effective member of the Board.

We believe that all of our director nominees meet these criteria. Our director nominees bring a full array of business and leadership skills to their oversight responsibilities and represent diverse skills and experiences, which the Board believes will contribute to the effective oversight of the Company.

More details about the background and experience of each director nominee can be found below. Each director nominee has consented to be named in this Proxy Statement and to serve on the Board, if elected.

Age 67 Director since 2014 Committees »»Audit »»Risk and Safety Other Current Public Company Boards »»Sandvik AB »»Aveva plc
Jennifer Allerton       INDEPENDENT

► Biography

Ms. Allerton has more than 40 years of information technology experience, most recently as chief information officer at F. Hoffman la Roche, or Roche, in Switzerland with responsibility for information technology strategy and operations for the pharmaceutical division and all group information technology operations from June 2002 to July 2012. Prior to Roche, Ms. Allerton served from May 1999 to June 2002 as Technology Director at Barclaycard in the United Kingdom with responsibility for fraud operations and information technology. Ms. Allerton currently serves on the board of directors of Sandvik AB, a global engineering company, and Aveva plc, an engineering design and information management solutions firm for plant, power and marine industries. From March 2017 to December 2017, Ms. Allerton served as a non-executive director of Paysafe Group plc, a provider of digital payments and transaction-related solutions to businesses and consumers. From June 2013 to September 2016, Ms. Allerton served as a non-executive director of Oxford Instruments plc, a leading provider of high technology tools and systems for research and industry.

► Reasons for Nomination

We believe Ms. Allerton’s qualifications for nomination include her significant experience working for global multinational companies and running complex, international businesses, her extensive knowledge of technology and its successful application to data centers, and her experience as a board member of several large international companies.

► Education

Ms. Allerton holds bachelor’s degrees in mathematics from Imperial College, London and in physical sciences and geosciences from the Open University, United Kingdom, and a master’s degree in physics from the University of Manitoba, Canada.

2019 PROXY STATEMENT	9

CORPORATE GOVERNANCE MATTERS

Age 54 Director since 2011 Committees »»Audit »»Finance Other Current Public Company Boards »»Catellus »»Hudson Pacific Properties, Inc.
Ted R. Antenucci       INDEPENDENT

► Biography

Mr. Antenucci currently serves as president and chief executive officer of Catellus Development Corporation, or Catellus, a private real estate developer, positions he has held since March 2011. Additionally, from 2007 until June 30, 2011, he served in a dual role as president and chief investment officer of Prologis, Inc., or Prologis, a publicly held industrial real estate investment trust, or REIT. Prior to these roles, Mr. Antenucci served from 2005 to 2007 as president of global development for Prologis. From 2001 to 2005, he was president of Catellus Commercial Development, a subsidiary of Catellus, until Catellus and Prologis merged in 2005. Mr. Antenucci has been a director of Catellus since March 2011 and has been a director of Hudson Pacific Properties, Inc., a publicly held REIT, since June 2010. Mr. Antenucci has been a trustee of the Children’s Hospital Foundation, a nonprofit organization, since June 2010.

► Reasons for Nomination

We believe Mr. Antenucci’s qualifications for nomination include valuable industry knowledge and management expertise that Mr. Antenucci has developed as an executive of an industrial REIT and as a member of the board of directors of a publicly held REIT, as well as his experience in real estate acquisitions, operations and capital allocation.

► Education

Mr. Antenucci holds a bachelor’s degree in business economics from the University of California at Santa Barbara.

Age 65 Director since 2014 Committees »»Compensation (chair) »»Nominating and Governance Other Current Public Company Boards »»The Hershey Company »»DaVita Healthcare Partners, Inc.
Pamela M. Arway       INDEPENDENT

► Biography

Ms. Arway served in a number of capacities during her 21 year career with the American Express Company, Inc., a publicly held global payments, network and travel company until her retirement in 2008. Ms. Arway served as president, Japan/Asia Pacific/Australia Region, American Express International, Inc., Singapore from October 2005 to January 2008. From December 2004 to October 2005, Ms. Arway served as chief executive officer, American Express Australia Ltd., Sydney, Australia. From July 2000 to December 2004, Ms. Arway served as executive vice president and general manager, Corporate Travel North America, American Express Company, Inc. Ms. Arway has been a director of The Hershey Company, a publicly held company, since May 2010 and has been a director of DaVita Healthcare Partners, Inc., a publicly held company, since May 2009.

► Reasons for Nomination

We believe Ms. Arway’s qualifications for nomination include her significant leadership experience as a global executive, her expertise in the areas of marketing, international business, finance and government affairs and her experience as a board member of several large publicly held companies.

► Education

Ms. Arway holds a bachelor’s degree in languages from Memorial University of Newfoundland and a master’s degree in business administration from Queen’s University, Kingston, Ontario, Canada.

10

CORPORATE GOVERNANCE MATTERS

Age 64 Director since 1998 Committees »»Risk and Safety (chair) »»Nominating and Governance Other Current Public Company Boards »»SMTC Corporation
Clarke H. Bailey       INDEPENDENT

► Biography

Since 1990, Mr. Bailey has served as a director of EDCI Holdings, Inc. He has served as its chairman since June 1999 and its chief executive officer since July 2009. Mr. Bailey also previously served as chief executive officer of EDCI Holdings, Inc. from November 2003 to November 2006. Mr. Bailey has served as a director of SMTC Corporation, a publicly held company, since June 2011. Mr. Bailey has served as chairman of SMTC Corporation since April 2014, and he served as executive chairman and interim chief financial officer of SMTC Corporation from May 2013 to April 2014.

► Reasons for Nomination

We believe Mr. Bailey’s qualifications for nomination include his deep industry knowledge and experience gained as the former chief executive officer of Arcus Data Security, an offsite data protection business we acquired in 1998, his understanding of our businesses, operations and strategies as a member of our Board for the past 20 years, his past experience as chairman and chief executive officer of another publicly held company and his service on the boards of directors of other publicly held companies.

► Education

Mr. Bailey holds bachelor’s degrees in economics and rhetoric from the University of California at Davis and a master’s degree in business administration from The Wharton School, University of Pennsylvania.

Age 63 Director since 1997 Committees »»Audit »»Nominating and Governance »»Finance (chair)
Kent P. Dauten       INDEPENDENT

► Biography

Mr. Dauten has served as chairman of Keystone Capital, Inc., a private investment firm, or Keystone, since September 2017. Previously, Mr. Dauten served as managing director of Keystone, a position he held since founding the firm in February 1994. Mr. Dauten served as a director of Health Management Associates, Inc., a publicly held hospital management firm, from November 1988 until August 2013.

► Reasons for Nomination

We believe Mr. Dauten’s qualifications for nomination include his deep industry knowledge and experience as the former president of HIMSCORP, Inc., a records management company we acquired in 1997, his extensive knowledge of the capital markets and business management as the managing director of a private investment business, his understanding of our businesses, operations and strategies as a member of our Board for over 20 years, his financial acumen, his prior service on the board of directors of another publicly held company and his prior experience as our lead independent director.

► Education

Mr. Dauten holds a bachelor’s degree in economics from Dartmouth College and a master’s degree in business administration from Harvard Business School.

2019 PROXY STATEMENT	11

CORPORATE GOVERNANCE MATTERS

Age 60 Director since 2010 Committees »»Compensation »»Finance Other Current Public Company Boards »»Resideo Technologies, Inc.
Paul F. Deninger       INDEPENDENT

► Biography

Mr. Deninger has served as a consultant to Evercore Inc., or Evercore, a publicly held investment banking advisory firm, since June 2016. From April 2015 to June 2016, Mr. Deninger served as a senior advisor at Evercore. From February 2011 to April 2015, Mr. Deninger served as a senior managing director at Evercore. From December 2003 until October 2010, Mr. Deninger served as a vice chairman at Jefferies & Company, Inc., or Jefferies, a global securities and investment banking firm and the principal operating subsidiary of Jefferies Group, Inc. Prior to Jefferies, Mr. Deninger held various positions at Broadview International LLC, or Broadview, a private investment banking firm he joined in 1987, including serving as its chairman and chief executive officer at the time Broadview was acquired by Jefferies in 2003. Mr. Deninger has been a director of Resideo Technologies, Inc., a publicly held global provider of home comfort and security solutions, since October 2018.

► Reasons for Nomination

We believe Mr. Deninger’s qualifications for nomination include his deep knowledge of capital markets, merger and acquisition strategies and technology services businesses as well as his extensive management experience including as a former chief executive officer.

► Education

Mr. Deninger holds a bachelor’s degree from Boston College and a master’s degree in business administration from Harvard Business School.

Age 59 Director since 2018 Committees »»Compensation »»Risk and Safety Other Current Public Company Boards »»Akamai Technologies, Inc. »»Michaels Companies, Inc.
Monte Ford       INDEPENDENT

► Biography

Mr. Ford has served as principal partner for the CIO Strategy Exchange, or CIOSE, a cross-industry consortium of 50 chief information officers from large global companies, since May 2015. From May 2013 to September 2013, Mr. Ford served as executive chairman of Aptean, Inc., or Aptean, a producer of enterprise software. From April 2012 to April 2013, Mr. Ford served as chief executive officer of Aptean. From February 2012 to March 2012, Mr. Ford served as an advisor to Aptean. Prior to these roles, Mr. Ford served as senior vice president and chief information officer of American Airlines Group from December 2000 to December 2011. Mr. Ford serves on the board of directors of Akamai Technologies, Inc., a content delivery network and cloud service provider and Michaels Companies, Inc., owner and operator of arts and crafts specialty retail stores.

► Reasons for Nomination

We believe Mr. Ford’s qualifications for nomination include his extensive experience as an executive in the information technology field, his knowledge related to companies going through a technological transformation, his deep leadership experience and his experience as a board member of large public companies.

► Education

Mr. Ford holds a bachelor’s degree in business administration from Northeastern University.

12

CORPORATE GOVERNANCE MATTERS

Age 67 Director since 2009 Committees »»Compensation »»Risk and Safety
Per-Kristian Halvorsen       INDEPENDENT

► Biography

Dr. Halvorsen joined Intuit, Inc., a publicly held software company, or Intuit, in 2006 and has served Intuit in various roles including chief technology officer from 2007 to 2008 and chief innovation officer from 2008 to 2016. He has been Intuit’s senior engineering fellow and senior vice president since June 2016. Prior to Intuit, Dr. Halvorsen was vice president of HP Labs, and center director of Solutions and Services for Hewlett-Packard Company, a publicly held company, where, from 2000 to 2005, he oversaw global research and advanced technology for its information technology services division. Dr. Halvorsen was laboratory manager and principal scientist at Xerox Palo Alto Research Center, where he founded the Information Sciences and Technology Lab and worked from August 1983 to May 2000. Dr. Halvorsen was a director of Nets A/S from December 2015 until February 2018. Dr. Halvorsen was a director of Autodesk Inc., a publicly held company, from March 2000 to June 2016.

► Reasons for Nomination

We believe Dr. Halvorsen’s qualifications for nomination include his extensive knowledge about the technology industry, the development and use of new technology and the overall operation of technology businesses through his experience at large technology companies, his understanding and insight with respect to international businesses and his experience as a member of the boards of directors of publicly held companies.

► Education

Dr. Halvorsen holds a Ph.D. degree in linguistics from the University of Texas at Austin.

Age 59 Director since 2013 Committees None Other Current Public Company Boards »»State Street Corporation
William L. Meaney

► Biography

Mr. Meaney assumed the role of our chief executive officer, or CEO, and, simultaneously, became a member of the Board, in January 2013. Mr. Meaney served as chief executive officer of The Zuellig Group, a private business to business conglomerate, from August 2004 until March 2012. Prior to that position, Mr. Meaney served as Managing Director and Chief Commercial Officer for Swiss International Air Lines, Ltd., a private company providing passenger and cargo transportation services in Europe and internationally, from December 2002 to January 2004. Mr. Meaney currently serves on the board of directors of State Street Corporation, a publicly held company that provides financial services to institutional investors. Mr. Meaney served on the board of directors of Qantas Airways Limited, an Australian publicly held company offering passenger and air freight transportation services, from February 2012 to June 2018. Mr. Meaney also serves on the New York Advisory Board of FM Global, a privately held mutual insurance company. Mr. Meaney served on the board of trustees of Carnegie Mellon University until June 2017 and on the board of trustees of Rensselaer Polytechnic Institute until April 2018.

► Reasons for Nomination

We believe Mr. Meaney’s qualifications for nomination include his understanding of our businesses, operations and strategies as our current CEO, his extensive experience with global operations and capital allocation and his experience leading a primarily business to business company.

► Education

Mr. Meaney holds a bachelor’s degree in mechanical engineering from Rensselaer Polytechnic Institute and a master’s degree in industrial administration from Carnegie Mellon University.

2019 PROXY STATEMENT	13

CORPORATE GOVERNANCE MATTERS

Age 66 Director since 2016 Committees »»Compensation »»Finance
Wendy J. Murdock       INDEPENDENT

► Biography

Ms. Murdock held a variety of positions with MasterCard Worldwide, including serving as a member of the MasterCard Worldwide Operating Committee, chief payment system integrity officer and chief product officer from 2005 until her retirement in 2013. Since 2013, Ms. Murdock has served on the board of directors of USAA Federal Savings Bank. Ms. Murdock has served on the board of directors of USAA Savings Bank, a subsidiary of USAA Federal Savings Bank, since April 2016. Since March 2016, Ms. Murdock has served on the board of directors of La Caisse de dépôt et placement du Québec. From December 2013 to May 2016, Ms. Murdock served as a non-executive director of Recall Holdings Limited, or Recall, a publicly held information management company we acquired in 2016.

► Reasons for Nomination

We believe Ms. Murdock’s qualifications for nomination include her deep industry knowledge and experience gained as a non-executive director of Recall, her significant leadership experience as a global executive and her expertise in the areas of international business and finance.

► Education

Ms. Murdock holds a bachelor’s degree from McGill University and a master’s degree in business administration from the University of Western Ontario.

Age 61 Director since 2013 Committees »»Audit (chair) »»Nominating and Governance Other Current Public Company Boards »»Host Hotels & Resorts, Inc. »»Ventas, Inc.
Walter C. Rakowich       INDEPENDENT

► Biography

Mr. Rakowich served as chief executive officer of Prologis from November 2008 through June 2011, when Prologis merged with AMB Property Corporation (with the merged company being named Prologis), after which he assumed the role of co-chief executive officer and served as a member of the Prologis board of directors until he retired in December 2012. Mr. Rakowich held a number of senior management positions while at Prologis before becoming chief executive officer, including managing director and chief financial officer from December 1998 to January 2005 and president and chief operating officer from January 2005 to November 2008. Mr. Rakowich served on the Prologis board of trustees from January 2005 through June 2011. Mr. Rakowich is a member of the board of directors of Host Hotels & Resorts, Inc., a publicly held REIT, and a member of the board of directors of Ventas, Inc. a publicly held REIT.

► Reasons for Nomination

We believe Mr. Rakowich’s qualifications for nomination include valuable industry knowledge and management expertise that Mr. Rakowich has developed as chief executive officer of an industrial REIT, his corporate finance and accounting expertise and his experience as a member of the board of directors of other publicly held REITs.

► Education

Mr. Rakowich holds a bachelor’s degree in accounting from Pennsylvania State University and a master’s degree in business administration from Harvard University.

14

CORPORATE GOVERNANCE MATTERS

Age 76 Director since 2010 Independent Chairman since March 2013 Committees »»Nominating and Governance (chair)
Alfred J. Verrecchia       INDEPENDENT

► Biography

Mr. Verrecchia served as chairman of the board of directors of Hasbro, Inc., or Hasbro, a publicly held multinational toy and board game company, from May 2008 to May 2015. He was the president and chief executive officer of Hasbro from 2003 until 2008, and prior to that he served as Hasbro’s chief operating officer and chief financial officer. Mr. Verrecchia has served on the board of directors of several publicly held companies, including Old Stone Corp. from 1987 to 2012, FGX International Holdings Limited from February 2009 to March 2010 and CVS Caremark from September 2004 to March 2007.

► Reasons for Nomination

We believe Mr. Verrecchia’s qualifications for nomination include his strong understanding and insights related to the operation of a global company as the former chairman and chief executive officer and president of a multinational publicly held corporation, his experience transforming a traditional product business, his extensive understanding of the capital markets and accounting as a former chief financial officer and his experience as a member of the board of directors of other publicly held companies.

► Education

Mr. Verrecchia holds a bachelor’s degree in accounting and a master’s degree in business administration, each from the University of Rhode Island.

2019 PROXY STATEMENT	15

CORPORATE GOVERNANCE MATTERS

SELECTION OF DIRECTOR NOMINEES

The Nominating and Governance Committee is responsible for identifying and recommending to the Board qualified candidates for nomination by the Board at each annual meeting of stockholders, consistent with the criteria set forth in the Board-approved Corporate Governance Guidelines. The Board is responsible for nominating qualified candidates for election at each annual meeting of stockholders and for filling vacancies on the Board that may occur between annual meetings of the stockholders.

The Nominating and Governance Committee considers several factors when evaluating candidates to be nominated to the Board, including integrity, experience, achievements, judgment, intelligence, personal character, ability to make independent analytical inquiries, willingness to devote adequate time to Board duties and likelihood that each candidate will be able to serve on the Board for a sustained period. In connection with the selection of nominees for director, the Board’s policy is to give due consideration to the Board’s overall balance of diversity of perspectives, backgrounds and experiences. To implement and review the effectiveness of our diversity policy, the Nominating and Governance Committee reviews the appropriate skills and characteristics of members of the Board in the context of the then current composition of the Board.

The Board will not nominate any candidate who has not agreed to tender, promptly following the annual meeting at which such candidate is elected, an irrevocable resignation that will be effective upon (1) the failure to receive the required number of votes at the next annual meeting of stockholders at which such candidate faces re-election, and (2) acceptance of such resignation by the Board.

The Nominating and Governance Committee considers director nominees who are properly recommended by stockholders for election to the Board at a meeting of stockholders at which directors are to be elected. To be proper, a director nominee recommendation must comply with applicable law, the Company’s Bylaws and the Company’s Corporate Governance Guidelines. The Nominating and Governance Committee will consider, and evaluate in the same manner, any suggestions offered by directors or stockholders with respect to potential director nominees. However, the Nominating and Governance Committee and the Board are not required to enlarge the size of the Board in order to nominate an otherwise fully qualified candidate proposed by a stockholder. A stockholder wishing to nominate a director directly must comply with the procedures described in the Company’s Bylaws and this Proxy Statement.

NOMINATIONS AND PROPOSALS OF STOCKHOLDERS

A stockholder that wants to include a proposal in the Company’s proxy materials for consideration at the 2020 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, must submit the proposal to the Company (i) by December 14, 2019 and (ii) in accordance with certain eligibility standards and regulations established by the SEC and our Bylaws. A stockholder who intends to present a proposal at the 2020 Annual Meeting of Stockholders without inclusion of such proposal in the proxy materials must provide notice in accordance with Section 2.4 or Section 3.2 of our Bylaws, which require that notice of the proposal be received at our principal executive office no earlier than January 24, 2020 and no later than February 23, 2020. However, if the date of our 2020 Annual Meeting of Stockholders occurs more than 30 days before or 30 days after May 22, 2020, the anniversary of the 2019 Annual Meeting of Stockholders, a stockholder notice will be timely if it is received at our principal executive office by the later of (1) the 120th day prior to such annual meeting or (2) the close of business on the tenth day following the day on which public disclosure of the date of the meeting was made. To be in proper form, a stockholder’s notice must include the specified information concerning the stockholder and the business proposal or nominee, as described in Sections 2.4, 3.2 and 3.3 of our Bylaws and must be mailed to the Company’s principal executive office, at the address stated herein, and should be directed to the attention of the Secretary of the Company.

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CORPORATE GOVERNANCE MATTERS

BOARD AND COMMITTEE EVALUATIONS

The Nominating and Governance Committee establishes annually and oversees the Board and committee evaluation process. Generally, the Board and each committee conduct self-evaluations by means of written questionnaires completed anonymously by each director and committee member. The responses are summarized and provided to the Board and each committee at their subsequent meetings for discussion and review. Historically, the Nominating and Governance Committee has from time to time engaged an independent third party firm to conduct a comprehensive independent evaluation of the Board, the committees and individual directors, and we plan to continue this practice in the future.

BOARD STRUCTURE

Board Leadership Structure

The Board believes that Iron Mountain stockholders are best served by the Board having flexibility to consider and determine the best leadership structure for the Company, including whether the roles of Chairman and CEO should be combined or separated, based on current relevant facts and circumstances rather than by adhering to a formal standing policy on the subject.

The Board has determined that the current position of Chairman should be held by a non-employee of the Company because this structure fosters effective governance and oversight of the Company. The Chairman has final oversight over Board meeting agendas, which ensures that topics deemed important by the independent directors are included in Board discussions and best enables the Board to express its views on our management, strategy and execution. The Chairman is responsible for advising the CEO and presiding over meetings of the Board, presiding over all executive sessions of non-management directors, consulting with the CEO on Board meeting agendas and acting as a liaison between management and non-management directors. The CEO is responsible for setting the Company’s strategy and leading the organization’s day-to-day performance. We believe this governance structure promotes balance between the authority of those who oversee our business and those who manage it on a day-to-day basis.

The Board convenes in non-management executive session before the conclusion of each in-person Board and committee meeting, and an executive session is offered in all telephonic Board and committee meetings.

Independence

Our Board is composed of a majority of directors who qualify as independent directors pursuant to the corporate governance standards for companies listed on the New York Stock Exchange, or NYSE. The Board evaluates independence pursuant to NYSE standards each year by affirmatively determining whether each director has a direct or indirect material relationship with the Company (including its subsidiaries) or members of the Company’s management that may interfere with such director’s ability to exercise independence from the Company. When assessing the materiality of a director’s relationship with the Company, the Board considers all relevant facts and circumstances, not merely from the director’s standpoint but from that of the persons or organizations with which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. None of our independent directors has any relationship with the Company or its management other than service as a director and on committees of the Board, and the Board has concluded that none of the Company’s directors possess the objective relationships set forth in the NYSE listing standards that prevent independence.

2019 PROXY STATEMENT	17

CORPORATE GOVERNANCE MATTERS

When evaluating the independence of director nominees, the Board weighs numerous factors, including the effect of multiple years of service on the ability of our director nominees to maintain independence. The Board has determined that all of our non-management directors who served in 2018 and who are nominated as directors qualify as independent under NYSE rules. One of our directors, Mr. Meaney, is a management employee involved in our day-to-day activities and is not considered to be an independent director.

BOARD COMMITTEES AND BOARD AND COMMITTEE MEETINGS

Board Meeting Attendance

During the fiscal year ended December 31, 2018, the Board held eight meetings. In 2018, each incumbent director attended at least 75% of the aggregate number of meetings of the Board and the committees that were held during the period such incumbent director served on the Board. Eight of our directors standing for re-election in 2019 attended our 2018 Annual Meeting of Stockholders. Our policy with respect to directors’ attendance at our annual meetings of stockholders can be found in our Corporate Governance Guidelines, the full text of which appears under the heading “Company/Investors/Corporate Governance” on our website at www.ironmountain.com.

BOARD COMMITTEES

The Board has the following standing committees: Audit Committee, Compensation Committee, Nominating and Governance Committee, Finance Committee and Risk and Safety Committee. The Board and management have assigned specific areas of risk oversight to each standing committee. The Board has adopted a charter for each of its standing committees, and each such charter is available on our website at www.ironmountain.com under the heading “Investors/Corporate Governance.” During the fiscal year ended December 31, 2018, the Audit Committee held seven meetings, the Compensation Committee held six meetings, the Nominating and Governance Committee held four meetings, the Finance Committee held seven meetings and the Risk and Safety Committee held five meetings. In 2018, each incumbent director who served on a Board committee attended at least 75% of that committee’s meetings held during the period such incumbent director served on the committee.

The Nominating and Governance Committee makes certain changes to committee membership each year, including adding certain new directors while retaining existing directors for continuity.

18

CORPORATE GOVERNANCE MATTERS

Audit Committee

Chair Rakowich Members Allerton Antenucci Dauten

Each member of the Audit Committee is independent as defined by the rules of the SEC, the NYSE listing standards and the Audit Committee Charter. In addition, the Board has determined that each member of the Audit Committee is an audit committee financial expert as defined by the rules of the SEC and is financially literate as defined by the NYSE listing standards.

7 Meetings in 2018

► Roles and Responsibilities

The Audit Committee:

(1)	assists the Board in oversight of the integrity of the Company’s financial statements;
(2)	assists the Board in oversight of the Company’s compliance with legal and regulatory requirements;
(3)	assists the Board in the oversight of the Company’s compliance with requirements with respect to maintaining the Company’s qualification for taxation as a REIT;
(4)	assists the Board in oversight of the independent registered public accounting firm’s qualifications and independence;
(5)	assists the Board in oversight of the performance of the Company’s internal audit function and independent auditors;
(6)	prepares an Audit Committee report as required by the SEC to be included in the annual Proxy Statement;
(7)	reviews and discusses quarterly earnings releases and materials;
(8)	monitors and assesses policies and practices with respect to risk assessment and risk management;
(9)	reviews and evaluates the lead audit partner of the independent registered accounting firm;
(10)	performs such other duties as the Board may assign to the Audit Committee from time to time, such as approving transactions subject to our Related Person Transaction Policies and Procedures described on page 24 of this Proxy Statement;
(11)	furnishes periodic reports to the Board concerning the Audit Committee’s work; and
(12)	takes other actions to meet its responsibilities as set forth in its written charter.

The Audit Committee is also responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters, including procedures for the confidential and anonymous submission by employees of the Company of any concerns regarding accounting or auditing matters they think may be questionable. Information about these procedures can be found in our Code of Ethics, which is available on our website, www.ironmountain.com, under the heading “Company/Investors/Corporate Governance.”

2019 PROXY STATEMENT	19

CORPORATE GOVERNANCE MATTERS

Compensation Committee

Chair Arway Members Deninger Ford Halvorsen Murdock	Each member of the Compensation Committee qualifies as independent under the applicable NYSE listing standards, SEC rules and the Board’s independent assessment. 6 Meetings in 2018

► Roles and Responsibilities

The Compensation Committee:

(1)	reviews, approves and recommends to the independent members of the Board the annual compensation, including base salary, equity-based incentives and the payment of short-term incentive compensation, for the CEO;
(2)	approves all long-term equity incentives to our employees, including the executive officers, under the 2014 Stock and Cash Incentive Plan, as amended, or the 2014 Plan;
(3)	reviews and approves the annual compensation, including base salary, equity-based incentives and the payment of short-term incentive compensation, for executive officers (other than the CEO) based on recommendations from the CEO and reports to the Board on such decisions;
(4)	reviews the Company’s cash and stock-based incentive compensation plans to assess their effectiveness in meeting the Company’s goals and objectives and exercises all of the authority of the Board with respect to the administration of such plans;
(5)	annually reviews and discusses with management a draft of the Company’s Compensation Discussion and Analysis to be included in the Company’s annual proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K;
(6)	annually prepares and publishes an annual report of the Compensation Committee for inclusion in the Company’s annual proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K;
(7)	reviews and discusses at least on an annual basis the risks arising from the Company’s compensation policies for its employees;
(8)	reviews and discusses pay ratio disclosure for inclusion in the Company’s annual proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K;
(9)	furnishes periodic reports to the Board concerning the Compensation Committee’s work; and
(10)	takes other actions to meet its responsibilities as set forth in its written charter.

The Board has delegated final authority for compensation decisions for the executive officers, other than our CEO, to the Compensation Committee. The Compensation Committee has the authority, as it deems appropriate, to delegate any of its responsibilities to a sub-committee and has delegated the authority to the CEO to approve within an approved budget long-term equity incentive grants below maximum thresholds to employees who are not executive officers or senior vice presidents.

For a discussion concerning the process and procedures for determining executive compensation and the role of executive officers and compensation consultants in determining or recommending the amount or form of compensation, see the “Compensation Discussion and Analysis” section in this Proxy Statement.

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CORPORATE GOVERNANCE MATTERS

Nominating and Governance Committee

Chair Verrecchia Members Arway Bailey Dauten Rakowich

Each member of the Nominating and Governance Committee qualifies as independent under the applicable NYSE listing standards, SEC rules and the Board’s independent assessment. To ensure that the Nominating and Governance Committee has insight into the functioning of the standing committees, each committee chair is a member of the Nominating and Governance Committee.

4 Meetings in 2018

► Roles and Responsibilities

The Nominating and Governance Committee:

(1)	annually reviews the composition of the Board and considers whether to recommend committee membership changes to the Board;
(2)	identifies and recommends candidates for nomination to the Board;
(3)	recommends to the Board structures and statements of the duties and responsibilities of each committee of the Board;
(4)	develops and recommends to the Board and implements corporate governance guidelines applicable to the Company;
(5)	develops and monitors an annual process to assess the effectiveness of the Board and implements and oversees an annual review of the performance of the Board (including evaluations of individual Board members) and each of the Board’s standing committees;
(6)	develops and proposes, for approval by the Board, compensation policies for the Company’s non-employee directors;
(7)	annually reviews contributions to candidates made by the Iron Mountain Incorporated Political Action Committee, or IMPAC, and determines the composition of the IMPAC board;
(8)	annually reviews the Company’s Political Contributions Policy and the Company’s compliance with that policy;
(9)	furnishes periodic reports to the Board concerning the Nominating and Governance Committee’s work; and
(10)	takes other actions to meet its responsibilities as set forth in its written charter.

2019 PROXY STATEMENT	21

CORPORATE GOVERNANCE MATTERS

Finance Committee

Chair Dauten Members Antenucci Deninger Murdock

Although the NYSE listing standards do not require a standing finance committee or that any such committee be comprised exclusively of independent members, all members of the Finance Committee qualify as independent under the applicable NYSE listing standards, SEC rules and the Board’s independent assessment.

7 Meetings in 2018

► Roles and Responsibilities

The Finance Committee:

(1)	reviews and provides recommendations with respect to the Company’s capital structure, leverage and financial strategies;
(2)	reviews the Company’s material capital allocation decisions, strategic investments and dispositions and other opportunities for maximizing stockholder value and periodically reviews and evaluates the performance of and returns on investments and dispositions approved by the Board;
(3)	considers, reviews and provides recommendations to the Board with respect to the Company’s dividend and share repurchase policies and programs and other strategies to return capital to stockholders;
(4)	reviews and approves the Company’s derivatives and hedging policies and strategies;
(5)	reviews the Company’s investment policies and practices;
(6)	reviews the Company’s credit ratings and strategy;
(7)	periodically reviews the Company’s investor relations strategy;
(8)	furnishes periodic reports to the Board concerning the Finance Committee’s work; and
(9)	performs such other duties as the Board may assign to the committee from time to time.

Risk and Safety Committee

Chair Bailey Members Allerton Ford Halvorsen

Although the NYSE listing standards do not require a standing risk and safety committee or that any such committee be comprised exclusively of independent members, all members of the Risk and Safety Committee qualify as independent under the applicable NYSE listing standards, SEC rules and the Board’s independent assessment.

5 Meetings in 2018

► Roles and Responsibilities

The Risk and Safety Committee:

(1)	based on reports provided by the Company’s management, monitors (A) the adequacy of material fire, health, safety, security, business continuity, cyber security, chain of custody and information security and risk management strategies and systems for the reporting of accidents, incidents and risks, and (B) material investigations and remedial actions, as appropriate;
(2)	reviews the Company’s establishment and operation of its enterprise-wide risk management, or ERM, program which is designed to identify, assess, monitor and manage risk throughout the Company, and includes an annual management ERM report to the Board;
(3)	monitors the Company’s insurance program;
(4)	furnishes periodic reports to the Board concerning the Risk and Safety Committee’s work; and
(5)	examines any other matters referred to it by the Board.

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CORPORATE GOVERNANCE MATTERS

THE BOARD’S ROLE, RESPONSIBILITIES AND POLICIES

The Board’s Role in Risk Oversight

Our senior management, with oversight from the Board, is responsible for the Company’s risk management process and the day-to-day supervision and mitigation of enterprise risks. We have a comprehensive enterprise risk management program, including the receipt by our senior executive team of regular reports from our operations teams and standing committees of the Board that focus on enterprise risk, emerging trends and issues.

▲
OUR BOARD OF DIRECTORS
The Board formally reviews the Company’s overall risk position and risk management processes at least annually, which allows the Board and each committee to remain coordinated overseeing enterprise risk.

BOARD COMMITTEE CHAIRS
Each committee chair provides a summary to the Board of his or her committee’s risk discussions during its next regularly scheduled meeting.

The Risk and Safety Committee provides additional support to the Board to ensure (i) that the Company’s enterprise risk management program includes the enterprise risk management framework, (ii) that the Company’s governance structures are appropriate and operating effectively and (iii) sufficient expertise and continuity between the Board’s periodic reviews of the Company’s enterprise risk. The key responsibilities of the Risk and Safety Committee and the risk oversight of other committees are further detailed on page 22.

IRON MOUNTAIN SENIOR EXECUTIVE TEAM
Our senior executive team reviews and prioritizes significant risks, allocates resources for mitigation and provides the Board with regular reports on areas of potential Company risk, including strategic, operational, information security, human resources, financial, legal, compliance, REIT and regulatory risks. Each of the Board’s standing committees has been assigned the oversight of certain risks and the Board, or the committee of the Board assigned responsibility for a specific area of risk, receives updates from the Company executive accountable for understanding and mitigating the identified risk.

ASSESSING COMPENSATION RISK
The Compensation Committee reviews the executive compensation program throughout the year with the assistance of an independent compensation consultant. For a more detailed discussion on this topic, please see the “Compensation Discussion and Analysis” section of this Proxy Statement.
▲

The Board’s Role in Management Succession

The Board oversees the recruitment, development, and retention of executive talent. Management succession is generally discussed throughout the year with the CEO at Board meetings and in executive sessions. Management succession discussions generally focus on the CEO and other senior executive roles and also include broader discussions about the Company’s workforce. The Board has regular and direct exposure to senior leadership and high-potential employees through meetings held throughout each year.

2019 PROXY STATEMENT	23

CORPORATE GOVERNANCE MATTERS

Stockholder Communications with the Board

The Board believes it is important to engage effectively with stockholders and has adopted a written Stockholder Engagement and Communication Policy, or the Stockholder Engagement Policy, which outlines the procedures for the Board’s engagement and communication with the Company’s stockholders. The Stockholder Engagement Policy is overseen by the Nominating and Governance Committee. Under the Stockholder Engagement Policy, any stockholder, security holder or other interested party who desires to communicate with the Board, any individual director, including the Independent Chairman, or the independent or non-management directors as a group, may do so by regular mail or email directed to the Secretary of the Company. Communications to the Board should be mailed to Corporate Secretary, Iron Mountain Incorporated, One Federal Street, Boston, Massachusetts 02110; the Secretary’s email address is corporatesecretary@ironmountain.com. Upon receiving such mail or email, the Secretary will assess the appropriate director or directors to receive the message and will forward the mail or email to such director or directors without editing or altering it.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines, which describe our corporate governance practices and policies and provide a framework for our Board governance. The topics addressed in our Corporate Governance Guidelines include: composition and selection of the Board; director responsibilities; Board meetings; Board committees; director access to management and independent advisors; director compensation; executive compensation clawback; director orientation and continuing education; management evaluation and succession; the Board’s annual performance evaluation and conflicts of interest. Our Corporate Governance Guidelines are available on our website, www.ironmountain.com, under the heading “Investors/Corporate Governance.”

Insider Trading Policy and Hedging and Pledging Policy

Our insider trading policy, as adopted by our Board, prohibits directors and executives from engaging in short-term or speculative transactions involving the Company’s securities, such as short sales, buying or selling puts or calls and hedging transactions. The Insider Trading Policy also prohibits directors and executives from placing the Company’s securities in margin accounts or otherwise pledging shares of Common Stock. No executive or director holds Company securities that are held in a margin account or otherwise pledged.

Executive Compensation Clawback Policy

Our Board has adopted Corporate Governance Guidelines, including an executive compensation clawback policy. The Company’s clawback policy permits recoupment if an executive has engaged in fraudulent or other intentional misconduct and the misconduct resulted in a material inaccuracy in the Company’s financial statements or performance metrics that affect such executive officer’s compensation.

Certain Relationships and Related Party Transactions

The Board has adopted a Related Person Transaction Policies and Procedures, or the Related Persons Policy, which provides that all transactions with related persons are subject to approval or ratification by our Audit Committee. With certain exceptions, the Related Persons Policy provides that the Audit Committee shall review the material facts of all transactions with related persons and either approve or disapprove of the transaction. Under the Related Persons Policy, covered transactions include all transactions involving (i) the Company, (ii) amounts in excess of $120,000 and (iii) a Related Person (a term that includes executive officers, directors, nominees for election as directors, beneficial owners of 5% or more of the Company’s outstanding Common Stock and immediate family members of the foregoing). The Audit Committee will determine, among other considerations, (i) whether the terms of a covered transaction are fair to the Company and no less favorable to the Company than would be generally available absent the relationship with the counterparty, (ii) whether there are business reasons

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CORPORATE GOVERNANCE MATTERS

for the transaction, (iii) whether the transaction impairs the independence of an outside director, (iv) whether the transaction would represent an improper conflict of interest and (v) whether the transaction is material. In the event that prior approval of a covered transaction is not feasible, the Related Persons Policy provides that a transaction may be approved by the chair of the Audit Committee in accordance with such policy. The chair shall report any such approvals at the next Audit Committee meeting. If the Company becomes aware of a transaction with a Related Person that has not been approved by the Audit Committee prior to its consummation, the Audit Committee shall review such transaction and evaluate all possible options, including ratification, revision or termination of such transaction and shall take such action as it deems appropriate under the circumstances. The Related Persons Policy is intended to supplement, and not supersede, our other policies and procedures with respect to transactions with Related Persons. There were no new transactions with related persons that required the review of our Audit Committee in 2018.

The Company’s Policy and Board Oversight of Political Expenditures

Our global Political Contribution Policy, adopted by our Nominating and Governance Committee and together with our Code of Ethics and Business Conduct, guide our approach to ethical business behavior and corporate political contributions. Our Global Political Contribution Policy provides that Iron Mountain does not make political contributions in any form or amount from corporate funds or resources, even when permitted by applicable law. Iron Mountain does not use corporate funds in support of or opposition to political candidates, political parties, political committees and other political entities organized and operating for political candidates or for “electioneering” communications.

The Company administers IMPAC, which is a non-partisan political action committee supporting congressional candidates at the federal level only. IMPAC is governed by a set of bylaws and supervised by a board of directors composed of senior managers from different areas of the Company. IMPAC allows eligible employees to pool their resources to support candidates who understand the issues important to the Company’s business and its employees. Participation in IMPAC is strictly voluntary. Except for administrative expenses, IMPAC is funded solely by the Company’s employees and directors and is not supported by funds from the Company. IMPAC complies with federal election laws and all other applicable laws and reports regularly to the Federal Election Commission.

The Company is a member of a number of trade associations that participate in public relations activities such as education and conferences, but not for the purpose of making political contributions. Our Code of Ethics and Business Conduct and our Global Political Contribution Policy are available on our website under the heading “Investors/Corporate Governance.”

Our Nominating and Governance Committee annually reviews contributions by the IMPAC, determines the IMPAC board members and the Company’s Political Contribution Policy and its compliance therewith.

Director Stock Ownership Guidelines

We maintain director stock ownership guidelines that require non-employee directors to achieve and maintain ownership of our Common Stock at or above a prescribed level. Our directors who are also employees of the Company are subject to the Company’s executive stock ownership guidelines described on page 39 of this Proxy Statement. We established these guidelines to help align long-term interests of directors with stockholders. The guidelines require each director to own and retain Common Stock of the Company, exclusive of unexercised stock options and unearned or unvested restricted stock, restricted stock units, or RSUs, performance shares or performance units, or PUs, having a value equal to five times the director’s annual cash retainer earned for serving on the Board.

All non-employee directors are in compliance with the director stock ownership guidelines.

2019 PROXY STATEMENT	25

CORPORATE GOVERNANCE MATTERS

Each director subject to the Company’s stock ownership guidelines is required to retain an amount equal to 50% of the net shares received as a result of the settlement or vesting of restricted stock, RSUs, performance shares or PUs or the exercise of stock options until such executive meets the minimum ownership threshold. “Net shares” are those shares that remain after shares are sold or netted to pay any applicable taxes or purchase price. Because directors must retain a percentage of shares resulting from the vesting of RSUs until they achieve the minimum share ownership threshold, there is no minimum time period required to comply initially with the guidelines.

DIRECTOR COMPENSATION

2018 Director Compensation Plan and Director Deferred Compensation Plan

Directors who are employees of the Company do not receive additional compensation for serving on the Board. Pursuant to the 2018 Company’s Compensation Plan for Non-Employee Directors, non-employee directors received an annual retainer of $80,000 in 2018, and committee members and committee chairs received annual retainer fees as set forth below:

	Audit Committee	Compensation Committee	Nominating and Governance Committee	Finance Committee	Risk and Safety Committee
Annual Committee Member Retainer	$13,500	$12,500	$10,000	$10,000	$10,000
Annual Committee Chair Retainer	$15,000	$15,000	$12,000	$12,000	$12,000

Any non-employee director who served on the Board or a committee for less than the entire year received a pro rated retainer based on the dates such non-employee director served on the Board or the applicable committee. In addition, in 2018 the Independent Chairman received a retainer of $125,000.

Non-employee directors received annual grants of RSUs for the number of shares of our Common Stock equal to $150,000 divided by the fair market value (as defined in the 2014 Plan) on June 14, 2018, the date of our 2018 Annual Meeting of Stockholders. Non-employee directors who joined the Board after the 2018 Annual Meeting of Stockholders received a pro rated grant as of the date of their appointment to the Board. The RSUs vested immediately on the date of grant.

The Director Deferred Compensation Plan, or the DDCP, allows non-employee directors to defer the receipt of between 5% and 100% of their retainers. Non-employee directors may also defer some or all of their annual RSU grant under the DDCP. Deferral elections and elections relating to the timing and form of payments are made prior to the period in which the retainers, fees and awards are earned. The Company does not contribute any matching, profit sharing or other funds to the DDCP for any participating director. Amounts under the DDCP are treated as invested in shares of our Common Stock. The DDCP is administered by the Chair of the Compensation Committee and the executive vice president primarily responsible for oversight and administration of our compensation programs.

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CORPORATE GOVERNANCE MATTERS

2018 Director Compensation

The following table provides certain information concerning compensation earned by non-employee directors during the year ended December 31, 2018.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)		Total ($)
Jennifer Allerton	$103,500	$149,998	$—		$253,498
Ted R. Antenucci	$103,500	$149,998	$—		$253,498
Pamela M. Arway	$117,500	$149,998	$11,623	(3)	$279,121
Clarke H. Bailey	$112,000	$149,998	$10,076	(3)	$272,074
Kent P. Dauten	$125,500	$149,998	$—		$275,498
Paul F. Deninger	$102,500	$149,998	$4,812	(3)	$257,310
Monte Ford	$16,990	$92,877	$—		$109,867
Per-Kristian Halvorsen	$102,500	$149,998	$—		$252,498
Wendy J. Murdock	$102,500	$149,998	$14,880	(3)	$267,378
Walter Rakowich	$118,500	$149,998	$—		$268,498
Alfred J. Verrecchia	$227,000	$149,998	$—		$376,998
(1)	Mr. Halvorsen elected to defer 100% of his cash retainer fees to the DDCP.
(2)	The amounts reported in the “Stock Awards” column reflect the aggregate grant date fair value of RSUs granted in 2018 computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718, or FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 2 to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. Each non-employee director was granted 4,413 RSUs on June 14, 2018, except for Mr. Ford, who, upon joining the Board, was granted a pro-rated amount of 2,940 RSUs on November 1, 2018. Messrs. Antenucci, Bailey, Halvorsen and Verrecchia elected to defer 100% of their RSUs granted in 2018 pursuant to the DDCP.
(3)	The amounts reported in the “All Other Compensation” column for Messrs. Bailey and Deninger and Mses. Arway and Murdock consist of amounts paid for health and dental plan coverage.

Modifications to Director Compensation for 2019

The Compensation Committee annually reviews, with assistance from our independent compensation consultants, the compensation of our non-employee directors in comparison to companies with similar revenues and business and makes adjustments it believes are appropriate.

Effective January 2019, following a market analysis of director compensation conducted by the Compensation Committee, with assistance from our independent compensation consultant, we modified our non-employee director compensation plan to increase the annual stock grant value for each non-employee director from $150,000 to $160,000.

OTHER CORPORATE GOVERNANCE MATTERS

Code of Ethics

Our Code of Ethics and Business Conduct applies to each of the Company’s employees, including officers and directors. Our Code of Ethics and Business Conduct is posted on our website, www.ironmountain.com, under the heading “Investors/Corporate Governance.” A printed copy of our Code of Ethics and Business Conduct is also available free of charge to any stockholder who requests a copy. We intend to disclose any amendment to, or waiver from, a provision of our Code of Ethics and Business Conduct applicable to our CEO, chief financial officer or principal accounting officer or controller by posting such information on our website. Any waivers applicable to any other executive officers will also be promptly disclosed to stockholders on our website.

2019 PROXY STATEMENT	27

CORPORATE GOVERNANCE MATTERS

Corporate Social Responsibility

We are committed to transparent reporting on sustainability and corporate responsibility efforts in accordance with the guidelines of the Global Reporting Initiative, an international independent standards organization that helps organizations understand and communicate their impacts on social issues. Our corporate responsibility report highlights our progress against key measures of success for our efforts in the community, our environment, and for our people. We are a trusted partner to approximately 95% of the Fortune 1000. Iron Mountain is a member of the FTSE4 Good Index, MSCI World ESG Index, MSCI ACWI ESG Index and MSCI USA IMI ESG Index, each of which include companies that meet globally recognized corporate responsibility standards. A copy of our corporate responsibility report is available on the “About Us” section of our website, www.ironmountain.com, under the heading “Corporate Social Responsibility”.

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EXECUTIVE COMPENSATION

PROPOSAL 2	APPROVAL, BY A NON-BINDING ADVISORY VOTE, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
The Board recommends that you vote FOR the approval of the non-binding, advisory resolution approving the compensation of our Named Executive Officers.

In accordance with the requirements of Section 14A of the Exchange Act and related rules of the SEC, we are including this separate proposal for stockholders to approve, on a non-binding, advisory basis, the compensation of our named executive officers listed in the Summary Compensation Table appearing on page 53 of this Proxy Statement, or collectively our Named Executive Officers or NEOs.

Our executive compensation is designed to reward executive performance that contributes to our success while encouraging behavior that is in the long-term best interests of the Company and our stockholders. We also seek to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and increase stockholder value. At the core of our executive compensation programs is our “pay for performance” philosophy that links competitive levels of compensation to achievements of our overall strategy and business goals, including predetermined objectives. We believe our compensation program is strongly aligned with the interests of our stockholders and sound corporate governance principles. We urge you to read the “Compensation Discussion and Analysis” section of this Proxy Statement and compensation tables and narrative discussion in this Proxy Statement for additional details on our executive compensation, including our compensation philosophy and objectives and the compensation of our Named Executive Officers.

The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our Named Executive Officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. To the extent there is any significant vote against the compensation paid to the Named Executive Officers as disclosed in this Proxy Statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.

Based on the above, we request that you indicate your support for our executive compensation philosophy and practices by voting to approve, on a non-binding, advisory basis, the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in the Proxy Statement for the 2018 Annual Meeting of Stockholders, is hereby APPROVED.”

Required Vote

The affirmative vote of a majority of the votes properly cast at the Annual Meeting is required to approve the non-binding advisory vote on the compensation of our Named Executive Officers, as described in the “Compensation Discussion and Analysis” section of this Proxy Statement, the compensation tables and the other narrative compensation disclosures contained in this Proxy Statement. For the purposes of determining the number of votes cast, only those cast “For” or “Against” are included. The opportunity to vote on this resolution is required pursuant to Section 14A of the Exchange Act. However, as an advisory vote, the vote on this resolution is not binding upon the Company and serves only as a recommendation to the Board. Nonetheless, the Compensation Committee, which is responsible for designing and administering our executive compensation programs, and the Board value the opinions expressed by stockholders and will consider the outcome of the vote when making future executive compensation decisions.

Our current policy is to provide stockholders with an opportunity to approve executive compensation each year at our annual meeting of stockholders. We currently expect that the next such vote will occur at our 2020 Annual Meeting of Stockholders.

2019 PROXY STATEMENT	29

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Overview

Our executive compensation program reflects our compensation philosophy and goals and is designed to strengthen the link between pay and performance. This section describes our executive compensation program and the compensation of the individuals who served as our chief executive officer and chief financial officer in 2018, and our other Named Executive Officers or NEOs, including specific factors considered in our compensation decision-making process.

NAMED EXECUTIVE OFFICERS

Iron Mountain’s NEOs provide exceptional leadership across our global businesses. Together with the other members of our Senior Executive Team, or SET, these leaders advance strategic and operational results that drive stockholder value. Our NEOs for the year ended December 31, 2018 are:

Name	Title
William L. Meaney	Chief Executive Officer
Stuart Brown	Executive Vice President and Chief Financial Officer
Patrick Keddy	Executive Vice President and General Manager, North America and Western Europe
Ernest Cloutier	Executive Vice President and General Manager, International
Fidelma Russo	Executive Vice President and Chief Technology Officer

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EXECUTIVE COMPENSATION

2018 PERFORMANCE HIGHLIGHTS

We are a leading provider of physical and digital information storage and retrieval with approximately 26,000 employees serving a broad range of industries and government organizations. With a portfolio of more than 1,450 owned and leased facilities totaling more than 90 million square feet of space, we provide (i) storage and information management services in approximately 50 countries on six continents (storing approximately 690 million cubic feet of records) and (ii) enterprise-class colocation and wholesale data center storage and solutions in the United States, Europe and Asia (with over 100 megawatts of leasable capacity and total potential capacity of 324.9 megawatts) as of year-end.

In 2018, we continued to deliver results and execute on our long-term strategic plan, or the Strategic Plan, while making significant investments in the company’s future. Financial and operational performance highlights include:

●	Full-year total revenues increased 10.2% on a constant currency basis and 3.6% on a total organic revenue basis compared to 2017.
●	Adjusted EBITDA(1) grew 14.0% year over year on a constant currency basis, resulting in a 120 basis point margin expansion.
●	Adjusted Funds from Operations, or AFFO(2), increased 16% year over year in 2018.
●	Our revenue mix continues to shift to faster growing businesses; our growth portfolio, which consists of Emerging Markets(3), Data Center and Adjacent Businesses(4), comprised 19% of our total revenue in 2018, and grew approximately 7% year over year, on an organic basis.
●	Significant expansion of our Data Center business with the acquisition of IO Data Centers in January 2018 and expansion of our data center footprint with a land acquisition in Chicago.

(1)	Adjusted EBITDA is defined as income (loss) from continuing operations before interest expense, net, provision (benefit) for income taxes, depreciation and amortization, and also excludes certain items that we believe are not indicative of our core operating results, specifically: (i) (gain) loss on disposal/write-down of property, plant and equipment (excluding real estate), net; (ii) intangible impairments; (iii) other (income) expense, net; (iv) gain on sale of real estate, net of tax; and (v) Significant Acquisition Costs(a).
(2)	AFFO is defined as FFO (Normalized)(b) excluding non-cash rent expense or income, plus depreciation on non-real estate assets, amortization expense of customer relationship value, intake costs, acquisition of customer relationships, other intangibles, deferred financing costs and permanent withdrawal fees, stock-based compensation expense and the impact of reconciling to normalized cash taxes, less recurring capital expenditures and non-real estate growth investments, excluding Significant Acquisition Capital Expenditures(c).
a.	Significant Acquisition Costs represent (1) operating expenditures associated with our acquisition of Recall, including: (i) advisory and professional fees to complete the acquisition of Recall; (ii) costs associated with the divestments required in connection with receipt of regulatory approvals in connection with the acquisition of Recall (including transitional services); and (iii) costs to integrate Recall with our existing operations, including moving, severance, facility upgrade, REIT integration and system upgrade costs, as well as certain costs associated with our shared service center initiative for our finance, human resources and information technology functions; and (2) the advisory and professional fees to complete the acquisition of IO Data Centers, LLC, or IODC.
b.	Funds from operations, or FFO, is defined by the National Association of Real Estate Investment Trusts and us as net income (loss) excluding depreciation on real estate assets, gains on sale of real estate, net of tax and amortization of data center leased-based intangibles. FFO (Normalized) further excludes (i) (gain) loss on disposal/write-down of property, plant and equipment (excluding real estate), net; (ii) intangible impairments; (iii) other expense (income), net; (iv) real estate capital lease depreciation; (v) Significant Acquisition Costs; (vi) the tax impact of reconciling items and discrete tax items; (vii) loss (income) from discontinued operations, net of tax; and (viii) loss (gain) on sale of discontinued operations, net of tax.
c.	Significant Acquisition Capital Expenditures represent capitalized expenditures associated with the acquisitions of Recall and IODC.
(3)	“Emerging Markets” include central and eastern Europe, Latin America, Africa, and Asia (excluding Australia and New Zealand).
(4)	“Adjacent Businesses” primarily include our entertainment services, fine art storage and consumer storage businesses.

2019 PROXY STATEMENT	31

EXECUTIVE COMPENSATION

We continue to make progress on our long-term strategy. The table below highlights the significant 2018 achievements with respect to each core segment of our long-term strategy:

Core Segments	2018 Achievements
Developed Markets(1)	Organic storage rental revenue growth of 1.4%, reflecting strong wins across Records and Information Management and Digital Solutions businesses.
Emerging Markets	Deepened presence by establishing and enhancing leadership positions in high growth Emerging Markets and completed acquisitions that increase scale and reach in key markets including South Korea, China, and the Philippines.
Adjacent Businesses	Strong performance with organic revenue growing nearly 11% for the full year. We expanded our fine arts storage business via strategic acquisitions.
Data Center	We continue to scale our data center business through organic growth and acquisitions; full-year 2018 Data Center revenue grew 9% year over year on an organic basis. At year-end, 91.4% of our capacity was leased, with total potential capacity of 324.9 megawatts.
(1)	“Developed Markets” include United States, Canada and Western Europe.

2018 EXECUTIVE COMPENSATION SUMMARY

The Compensation Committee reviews our executive compensation programs annually to maintain the alignment of our pay programs with our strategic objectives and the creation of stockholder value. Our executive compensation programs include short-term and long-term incentive components which are aligned to our pay for performance philosophy.

We designed our short-term incentive program to reward our SET for executing the Company’s annual operating plan and demonstrating annual progress toward the Company’s achievement of our Strategic Plan. Results are measured on a constant currency basis to remove the effects of foreign currency exchange rate fluctuations and measure achievement primarily within the control of management. Our short-term incentive program consists of two general criteria for evaluating the performance of our SET: (i) our financial performance (70% of short-term incentive opportunity) and (ii) the achievement of certain strategic objectives (30% of the short-term incentive opportunity).

As described in greater detail below, for the purposes of our short-term incentive program, we measure (i) our financial performance against targets using revenue, Adjusted EBITDA, which is our primary measure of profit, and AFFO, which measures our excess cash flows and (ii) the achievement of strategic objectives with respect to the Strategic Plan as well as other key initiatives. In addition, each member of the SET’s short-term incentive bonus may be increased or decreased based on their performance against specific individual goals and objectives.

Our long-term incentive program rewards our success over a multi-year period relative to internal financial performance targets and stockholder returns through a portfolio of stock-based awards, including (i) PUs which reward achievements related to company performance, (ii) stock options which reward share price growth, and (iii) RSUs which support retention and provide additional alignment with stockholders.

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EXECUTIVE COMPENSATION

Establishing Compensation

COMPENSATION PHILOSOPHY AND PRACTICES

The purpose of our executive compensation programs is to attract, retain and focus the talents and energies of our executives on meeting the current and future objectives of the Company, most notably the creation of stockholder value. The design principles that govern our executive compensation programs are described below.

General program competitiveness – Our compensation programs serve to attract and retain top performing executives. All target pay levels are established with reference to relevant market benchmarks. The relative position of each executive’s compensation compared to the market benchmarks referenced reflects experience and proficiency in performing required duties.

Pay for performance – A substantial percentage of each executive’s total compensation opportunity is contingent on annual and multi-year performance.

Internal parity – The total compensation opportunity for each executive reflects the responsibility, scope and complexity of that individual’s role within the Company.

Stockholder alignment – Our compensation programs are intended to align the interests of our stockholders with our executives by rewarding performance that drives long-term stockholder value creation. Our CEO and executive vice presidents, or EVPs, reporting to our CEO are also subject to minimum stock ownership requirements, as discussed under the “Executive Stock Ownership Guidelines” heading of this section.

Alignment with various business strategies – We structure our executive compensation programs to reward the achievement of enterprise financial goals and strategic objectives. Our annual short-term incentive program provides for individual differentiation that reflects each executive’s performance, including applicable business unit results and overall contribution towards enterprise goals. Consequently, each executive’s bonus may be adjusted according to achievement measured against individual objectives.

We maintain the following policies and practices that drive our executive compensation programs:

What We Do	What We Don't Do
Align executive pay with performance
Ensure proper balance of short- and long-term orientation in our incentive programs with 60% of executive compensation targeted pay at risk on average
Maintain meaningful executive stock ownership requirements
Include executive clawback policy on all cash and equity incentive awards
Hold an annual “Say-On-Pay” advisory vote
Retain an independent compensation consultant

No change in control “single trigger” equity acceleration provisions
No excise tax gross-ups in connection with a change in control
No dividends or dividend equivalents paid until vesting
No supplemental executive retirement plans

2019 PROXY STATEMENT	33

EXECUTIVE COMPENSATION

PROCESS

In applying our compensation philosophy and design principles to establish appropriate compensation programs and target compensation levels, the Compensation Committee:

Reviews and approves compensation for our CEO and our other SET members
●Annually approves a recommendation to the Board for the salary, short-term and long-term incentive compensation for our CEO.
●Annually establishes the individual goals and objectives utilized in our shortterm incentive program for our CEO.
●The Compensation Committee’s recommendation reflects (1) an analysis of the Company’s performance against predetermined financial and strategic objective goals and its evaluation of our CEO’s performance against predetermined individual objectives, (2) performance feedback from our CEO’s direct reports, which is also shared with other members of the Board, and (3) input from members of the Board.
●The Compensation Committee’s recommendation is then presented to the independent members of the Board for approval.
●Annually reviews and approves the salary, short-term and long-term incentive compensation for our other SET members as recommended by our CEO.

Reviews and approves short-term and long- term incentive programs for the SET
●Annually reviews and approves the structure of our short-term and long-term incentive programs for the SET, including performance metrics, performance and payout grids and the weighting applied to each metric.
●The review typically balances an internal and external perspective developed in collaboration with members of management and the Compensation Committee’s independent compensation consultant.
●Based upon this review, the Compensation Committee may maintain or modify the amount and mix of grants under our incentive programs.
●Annually establishes the financial and strategic objective performance goals that are utilized in our short-term and long-term incentive plans.

Evaluates the effectiveness and competitiveness of other executive compensation programs
●Periodically evaluates the effectiveness and competitiveness of other executive compensation programs, such as executive benefits, perquisites and our severance policies. These periodic evaluations are conducted to ensure alignment with our internal strategy and objectives and to consider external market practices.

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EXECUTIVE COMPENSATION

ESTABLISHING FINANCIAL PERFORMANCE GOALS

1

The Compensation Committee initially approves annual financial performance targets based upon our annual operating plan approved by the Board, assuming constant currency. The multi-year performance targets are aligned with our Strategic Plan.

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2

When the financial targets are set, the Compensation Committee approves a series of adjustment factors that identify the nature of potential adjustments to the target levels that may be considered throughout the year.

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3	Our internal audit team reviews the potential adjustments and the results are reported to the Compensation Committee.
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4	The Compensation Committee considers these results and may adjust financial targets based on the adjustment factors approved at the beginning of the year.
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2018 Adjustment Factors

In 2018, the Compensation Committee approved adjustments, or the Adjustment Factors, to performance goal targets utilized in determining our short-term and long-term incentive compensation to (1) eliminate the effects of unbudgeted acquisitions and dispositions, (2) eliminate the effects of rent reduction resulting from lease conversions, (3) eliminate the effects of expense reduction due to capitalized expenses and (4) exclude the impact of spending on innovation initiatives. The Adjustment Factors apply to long-term performance-based compensation outstanding during, or awarded in, 2018 and short-term performance-based compensation awarded in 2018.

The net effect of applying the Adjustment Factors to the revenue targets increased those targets by 1.4%. The net effect of applying the Adjustment Factors to Adjusted EBITDA and AFFO targets decreased the target for each metric by 0.3%.

CEO PAY FOR PERFORMANCE ALIGNMENT

The Compensation Committee reviews the alignment of CEO realizable pay and Company performance, measured by total shareholder return, or TSR, each year. We believe a realizable pay analysis helps evaluate the pay for performance effectiveness of our compensation programs and the directional alignment of our equity awards with stockholder interests.

The table below illustrates the relationship between CEO realizable pay and TSR performance for the last five years. Over the five-year period ended December 31, 2018; CEO realizable pay increased 54%, which was generally in line with TSR performance at 61%.

2019 PROXY STATEMENT	35

EXECUTIVE COMPENSATION

►	5-YEAR PAY-TSR ALIGNMENT

(1)	Stock Price is based on the closing price per share of Common Stock on the NYSE on December 31 for each of the years 2013 through 2018.
(2)	TSR is calculated based on the dividend adjusted closing price per share of Common Stock on the NYSE on December 31 for years 2013 through 2018 as of December 31, 2018.

For each of the most recent five years, CEO realizable pay equals (1) annual base salary for the applicable year, plus (2) actual paid bonus for the applicable year, plus (3) in the money value of stock options granted during the applicable year, plus (4) value of RSUs granted during the applicable year, including accrued dividends thereon, plus (5) value of PUs granted during the applicable year, reflecting actual achievement for awards granted in 2014, 2015 and 2016 and target performance as of the end of 2018 for awards granted in 2017 and 2018 (accordingly, the actual number of PUs that may be credited under these programs will vary). All equity values are calculated using the closing price of our Common Stock as of December 31, 2018.

For each of the most recent five years, CEO pay opportunity equals (1) annual base salary for the applicable year, plus (2) target bonus for the applicable year, plus (3) target equity awards approved during the applicable year by the Compensation Committee (in the case of each equity award, as measured at the date of grant).

ROLE OF CEO AND OTHER SENIOR EXECUTIVE TEAM MEMBERS

Our CEO and other members of the SET assist the Compensation Committee in carrying out its duties throughout the year by completing specific tasks, including:

●	Our CEO establishes the individual goals and objectives for our SET (other than himself); he proposes his own individual goals and objectives, with input from the Board, which are then approved by the Compensation Committee;
●	Our CEO develops compensation recommendations for our SET (other than himself) for the Compensation Committee’s review, including salary levels, the potential economic value of long-term incentives and achievement of individual goals and objectives; and
●	Each SET member prepares a self-review to assist the review of his or her performance against individual goals and objectives, which self-review is shared with the Compensation Committee (for the CEO) or the CEO (for our other SET members).

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EXECUTIVE COMPENSATION

ROLE OF CONSULTANTS

The Compensation Committee retains the services of an independent compensation consultant to provide ongoing advice and perspective to the Compensation Committee in the following areas related to the compensation of our executives:

●	Market pay analyses and market trends;
●	CEO long-term pay and performance analysis;
●	Assistance with the review and selection of the group of companies to serve as a reference point for the market analyses, or the Peer Group;
●	Ongoing support with regard to the latest relevant regulatory, technical and/or accounting considerations affecting compensation and benefit programs;
●	Assistance with the design of executive compensation or benefit programs, as needed; and
●	Preparation for and attendance at selected Compensation Committee meetings.

Since May 2012, the Compensation Committee has engaged Pay Governance LLC, or Pay Governance, to assist the Compensation Committee by providing ongoing executive compensation consulting. Pay Governance reports directly to the Compensation Committee, has regular meetings with the chairperson of the Compensation Committee and meets with the Compensation Committee in executive session.

Pay Governance also provides assistance to the Nominating and Governance Committee on director compensation matters. In 2018, the Compensation Committee reviewed the nature of the relationship with its independent compensation consultants and determined that there were no conflicts that impacted the advice and guidance provided to the Compensation Committee.

CONSIDERATION OF RISK IN OUR COMPENSATION PROGRAMS

After its annual review of the Company’s incentive compensation arrangements for all employees, the Compensation Committee concluded that the components and structure of the Company’s compensation plans do not create risks that are reasonably likely to result in a material adverse effect to the Company. The process undertaken to reach this conclusion involved an analysis of the Company’s compensation plans by management and the Compensation Committee.

BENCHMARKING

To provide an external perspective relative to executive compensation levels, plan design trends and market best practices, the Compensation Committee reviews market analyses derived from the Peer Group of companies and prepared by our independent compensation consultant.

The Compensation Committee, in collaboration with our compensation consultant and management, reviews the Peer Group annually based on the following criteria:

●	Comparable revenue size and industry;
●	Similar market capitalization;
●	Pays regular quarterly dividends; and
●	Similar degree of global operations.

Following an annual review of the Company’s Peer Group, the Compensation Committee approved two changes to the Peer Group in 2018. The 2018 Peer Group reflects (1) the removal of Fidelity National Information Services due to significant differences in revenue and market capitalization compared to the Company and less comparable business mix; and, (2) the addition of Digital Realty based on company size and data-center focus.

2019 PROXY STATEMENT	37

EXECUTIVE COMPENSATION

The 2018 Peer Group includes the following companies:

ABM Industries	Clean Harbors	Global Payments
Alliance Data Systems	Crown Castle International(2)	Paychex
American Tower(2)	Digital Realty(1)(2)	Pitney Bowes
Brinks	Equifax	Prologis(2)
Broadridge Financial	Equinix(2)	Stericycle
Cintas	Fiserv	Western Union
(1)	This company was added to the Peer Group in 2018.
(2)	This company is a REIT.

HOW WE USE MARKET DATA

PAY LEVELS

Market data is one element considered by the Compensation Committee when making executive compensation decisions, but the Compensation Committee does not set compensation levels based solely on market data. Rather, the Compensation Committee reviews the 25th, 50th and 75th percentiles of relevant market data as one frame of reference in making its executive compensation decisions. Final executive compensation decisions reflect a variety of factors, including each executive’s experience, performance rating, the relative importance of the executive’s role within the organization, as well as where each executive’s pay level falls relative to the market data.

PLAN DESIGN

When designing or assessing the design of our compensation programs, the Compensation Committee reviews programs of the Peer Group to establish typical market practice. The Compensation Committee evaluates our specific circumstances and business objectives and follows market practice with respect to the design of our programs where appropriate but may deviate from market practice where the Compensation Committee deems it is in the best interest of the Company and its stockholders.

SAY-ON-PAY VOTE

The Compensation Committee considers the outcome of the annual stockholder advisory vote on executive compensation when making future decisions relating to our executive compensation and related programs and policies. Stockholders continue to show strong support for our executive compensation programs, with approximately 97% of the votes cast for the approval of “Say-on-Pay” at our 2018 annual meeting. We believe the strong support since the adoption of “Say-on-Pay” demonstrates our stockholders’ satisfaction with the alignment of Company performance and NEO compensation.

►	6 YEAR HISTORY OF IN FAVOR SAY ON PAY VOTING RESULTS

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EXECUTIVE COMPENSATION

EXECUTIVE STOCK OWNERSHIP GUIDELINES

The Company maintains stock ownership guidelines that require certain executives, including our NEOs, to acquire and maintain ownership of our Common Stock, exclusive of unexercised stock options, unvested RSUs and unearned or unvested PUs, as a multiple of base salary follows:

The Company established this program to help align the long-term interests of certain members of the SET with stockholders. Each member of the SET subject to the Company’s stock ownership guidelines is required to retain an amount equal to 50% of the net shares received as a result of the vesting of RSUs or PUs until such executive meets the minimum ownership threshold. “Net shares” are those shares that remain after shares are sold or netted to pay withholding taxes and any purchase price. Because executives must retain a percentage of shares resulting from the vesting of RSUs or PUs until they achieve the minimum share ownership threshold, there is no minimum time period required to achieve the stock ownership guidelines.

All members of the SET who are subject to the Executive Stock Ownership Guidelines are in compliance with the Executive Stock Ownership Guidelines.

2018 Compensation of Named Executive Officers

EXECUTIVE SUMMARY

In 2018, our financial performance, after adjusting for the impact of acquisitions and dispositions during the year and measured in constant currency, and performance against strategic objectives, achieved 100.8% of the targets established by the Compensation Committee. Some of the NEOs also exceeded expectations relative to their individual goals and objectives. Combining financial and strategic objective performance with individual performance, our NEOs achieved 111% of target short-term incentive awards, on average, calculated based on the following results:

●	Adjusted EBITDA and revenue (40% of total) achieved a combined payout of 102.2% of target;
●	AFFO performance (30% of total) was 143.0% of target, which resulted in a payout of 106.0% of target;
●	Strategic objectives (30% of total) achieved a combined payout of 56.7% of target; and
●	The Compensation Committee approved individual performance modifiers based on performance against individual goals and objectives that added up to 20% to the combined financial and strategic performance results discussed above.

Our long-term incentive PU awards with a performance period that ended on December 31, 2018 earned 92.5% of target shares based on TSR and Company financial performance:

●	PUs based on TSR, or TSR-Based PUs, (50% of total) earned 130.6% of target shares, reflecting performance during the relevant period at the 65th percentile of the S&P 500, excluding financial services companies; and
●	PUs based on Storage Revenue & return on invested capital, or ROIC(1), performance, or Operational PUs, (50% of total) for the three-year period ending in 2018 earned 54.3% of target shares, reflecting performance between the minimum and target levels.
(1)	ROIC is defined as net operating profit after taxes plus depreciation and amortization less non-growth capital expenditures divided by the average of the beginning and ending balance of total debt plus stockholder’s equity and non-controlling interest less cash plus accumulated depreciation on racking.

2019 PROXY STATEMENT	39

EXECUTIVE COMPENSATION

2018 TOTAL DIRECT COMPENSATION COMPONENTS

OVERVIEW

The total direct compensation, or TDC, for our executives is designed to reward them based on achievement of financial and strategic goals and returns to stockholders. TDC consists of base salary, target bonus and long-term incentive grant value.

As depicted below, approximately 68% of our CEO’s target TDC, and, on average, 57% of the target TDC of our other Named Executive Officers, is tied directly to the achievement of financial goals, strategic objectives or stock price appreciation through our short-term and long-term incentive programs as of December 31, 2018.

►	CEO	►	OTHER NAMED EXECUTIVE OFFICERS

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EXECUTIVE COMPENSATION

Below is a summary of the elements, objectives, risk mitigation factors and key features of our TDC program for our executives. A more detailed discussion of each element and the associated pay decisions follows this section.

Compensation Element
CEO	Other NEOs	About the Compensation Element
Base Salary		Base salary is designed to attract and retain highly qualified individuals. In order to avoid excessive risk taking, it is important that not all cash compensation be at-risk.

Short Term Incentive
Annual cash short-term incentive compensation awards are designed to focus executives toward achieving enterprise goals while recognizing their individual contributions, including:
●Attaining financial goals in line with our annual budget;
●Achieving strategic objectives;
●Performing relative to initiatives in areas within their control; and
●Rewarding outstanding individual performance.
Our short-term incentive awards are expressed as a percentage of base salary, and the amount of compensation payable under each award is subject to a maximum payout; short-term incentive awards are also subject to our clawback policy described above under the “The Board’s Role, Responsibilities and Policies–Executive Compensation Clawback Policy” section of this Proxy Statement.

Financial Performance – 70% Strategic Objectives – 30%

Long Term Incentive
Long-term equity incentives are designed to:
●Align the interests of our executives with our stockholders;
●Reward overall enterprise performance; and
●Encourage the retention of our executives by providing additional opportunities for them to participate in the ownership of the Company and its future growth.
Our long-term incentive awards are granted in the form of PUs, RSUs and stock options. PUs are earned based on performance, cliff vest three years from the date of the original grant based on achievement of performance goals, and settle in shares of our Common Stock. Stock options are granted at Fair Market Value. RSUs and stock options typically vest ratably over three years and are settled in shares of our Common Stock. Equity awards are also subject to our clawback policy described above under the “The Board’s Role, Responsibilities and Policies–Executive Compensation Clawback Policy” section of this Proxy Statement.

PUs RSUs Stock Options	55% 30% 15%

2019 PROXY STATEMENT	41

EXECUTIVE COMPENSATION

BASE SALARY

The table below details the base salary at December 31, 2018 and 2017, and any year over year increase, for each of our Named Executive Officers. The increases were effective in March 2018.

Name	2017	2018	Percent Change
William L. Meaney	$1,000,000	$1,100,000	10%
Stuart Brown	$550,000	$550,000	0%
Fidelma Russo	$485,000	$485,000	0%
Ernest Cloutier	$475,000	$475,000	0%
Patrick Keddy(1)	$454,036	$614,284	35%
(1)	Mr. Keddy’s annual base salary was £340,000 at the end of 2017 and £460,000 at the end of 2018. These salary figures have been converted to U.S. Dollars at a conversion rate of £1.00 to $1.3354, the average exchange rate for fiscal 2018.

Following a competitive market review and based on individual performance, the Compensation Committee approved pay changes for Mr. Meaney and Mr. Keddy in 2018. The Compensation Committee determined that the base salary for all other Named Executive Officers were appropriately positioned based on the factors considered by the Compensation Committee and determined that any increase in TDC would be best delivered through our variable compensation programs.

SHORT-TERM PERFORMANCE-BASED INCENTIVE COMPENSATION

TARGET INCENTIVES

Each member of our SET participates in the Company’s short-term performance-based incentive compensation programs. The Compensation Committee annually reviews the target short-term incentive opportunity, which is expressed as a percentage of base salary, for each SET member and approves a new target when appropriate. Set forth below is the 2018 short-term incentive opportunity for each NEO:

Executive	Short-Term Incentive Opportunity Percentage of Salary
William L. Meaney	150%
Stuart Brown	90%
Fidelma Russo	70%
Ernest Cloutier	85%
Patrick Keddy	125%

The Compensation Committee determined that each target opportunity represented the appropriate amount of short-term compensation at risk for each Named Executive Officer based on his or her role, impact on the Company’s results and market comparisons.

Following a competitive market review and based on individual performance, the Compensation Committee approved increases in short-term incentive opportunity for Mr. Brown and Mr. Keddy in 2018. The percentage of 2018 salary attributable to short-term incentive opportunity for the other Named Executive Officers was, in each case, unchanged from 2017.

PROGRAM STRUCTURE

Achievement of the target short-term incentive opportunity for each SET member is based upon (1) the Company’s performance against a series of financial goals, (2) the Company’s performance against a series of strategic objectives and (3) personal performance against the individual goals and objectives of such SET member set at the beginning of the year, as illustrated below. Each member of the SET has the same financial goals and the same strategic objectives, which serve to align our SET toward the same enterprise goals. The individual modifier

42

EXECUTIVE COMPENSATION

component, however, allows for recognition of individual performance and contributions. The individual modifier, when applied, can be positive or negative depending on performance. In support of our philosophy of paying for performance, actual short-term incentive awards for our SET may range from 0% to a maximum of 167.5% of incentive opportunity. Where relevant, results are measured in constant currency to better reflect the effect of the executive’s performance on results during the applicable year.

Financial Performance	Strategic Objectives	Individual Modifier
70%	30%	(Add or Subtract
(0% – 150% Payout)	(0% – 125% Payout)	Up to 25%)

●	70% of the short-term incentive opportunity is based on the Company’s financial performance, measured against two metrics:
	●	40% of the short-term incentive opportunity is measured against enterprise Adjusted EBITDA and revenue, with increased payout opportunity when revenue exceeds the target level. Payouts of this component of the short-term incentive bonus may range from 0% - 150% of target, and the highest payouts are possible only when both enterprise Adjusted EBITDA and revenue exceed the goals approved by the Compensation Committee. We believe this measure appropriately corresponds to our profitable growth objectives; and
	●	30% of the short-term incentive opportunity is measured against AFFO on a constant currency basis. Payouts of this component of the short-term incentive bonus may range from 0% - 150% of target. We believe this measure appropriately aligns payouts with our ability to generate excess cash flows to reinvest in the business and provide returns to our stockholders through dividends;
●	30% of the short-term incentive opportunity is based on the achievement of specific strategic objectives, which are intended to measure progress toward achievement of the multi-year objectives of the Strategic Plan. Payouts of this component of the short-term incentive bonus may range from 0% - 125% of target, and the strategic objectives that comprise this component are discussed in further detail under the heading “Strategic Objectives” in this section.
●	In addition, each SET member’s short-term incentive bonus may be increased or decreased by as much as 25% of the funding based on such SET member’s contribution to the measures above and performance against specific individual goals and objectives, including items such as the development and execution of business, organizational and marketing strategies with the objective to increase Adjusted EBITDA, revenue and AFFO and progress toward our strategic objectives.

FINANCIAL PERFORMANCE—ADJUSTED EBITDA & REVENUE

Actual payout of our short-term incentive opportunity tied to Adjusted EBITDA and revenue in 2018 was determined based on the matrix below. In developing the payout matrix, the Compensation Committee sought first to ensure achievement of Adjusted EBITDA goals and then to reward overachievement when both Adjusted EBITDA and revenue exceeded goals. The Compensation Committee selected a maximum payout of 150% of target to be consistent with market practice but structured the payout matrix such that maximum payout was achieved only when Adjusted EBITDA and revenue exceeded levels that the Compensation Committee considered exceptional based on the objectives of the annual operating plan and recent Company performance.

2019 PROXY STATEMENT	43

EXECUTIVE COMPENSATION

►	SHORT-TERM INCENTIVE PAYOUT

	Revenue ($MM)					Actual Payout
Adjusted EBITDA ($MM)	<$4,199	$4,199 - $4,238	$4,238 - $4,280	$4,280 - $4,319	>=$4,319
$1,380.7	4%
$1,395.2	23%
$1,409.7	42%
$1,424.3	62%
$1,438.8	81%
$1,453.3	100%
$1,457.6				102.2%
$1,467.9		105%	108%	110%
$1,482.4		110%	115%	115%	120%
$1,496.9	100%		120%	125%	130%
$1,511.5		115%	125%	135%	150%
$1,526.0			130%	140%	150%

Note: Results are determined based on the scale in the relevant column, based on revenue results, and interpolated for Adjusted EBITDA.

For 2018, our SET achieved 102.2% payout of the Adjusted EBITDA and Revenue matrix portion of the short-term incentive based on the performance results below:

Actual Result(1) ($MM)
Adjusted EBITDA	$1,457.6
Revenue	$4,298.7
(1)	Results are based on constant currency.

FINANCIAL PERFORMANCE—AFFO

Actual payout of our short-term incentive opportunity tied to AFFO in 2018 was determined based on the payout scale below. In developing the payout scale, the Compensation Committee sought first to ensure achievement of AFFO targets and then to reward overachievement when AFFO exceeds target levels. The Compensation Committee selected the minimum threshold level required for payout of this component to ensure that AFFO was sufficient relative to the dividend and capital investment requirements in the annual budget. The Compensation Committee selected a maximum payout of 150% of target and structured this component such that maximum payout was achieved only when AFFO exceeded levels that the Compensation Committee considered exceptional, based on the objectives of the annual operating plan and recent Company performance.

	Threshold ($MM) (50% Payout)	Target ($MM)	Maximum ($MM) (150% Payout)	Payout
AFFO(1)				143%
(1)	Results are based on constant currency.

STRATEGIC OBJECTIVES

The table below describes the specific key measures established in 2018 for each of the six strategic objectives on which 30% of the overall short-term incentive target bonus is based. The Compensation Committee selected the key measures described in the table below as the most important towards achieving the objectives of our long-term strategy. In establishing the payout opportunity for each of the goals, the Compensation Committee set threshold performance

44

EXECUTIVE COMPENSATION

levels for 2018 that demonstrated meaningful progress toward the multi-year goals established by the long-term strategy. The Compensation Committee provided increasing rewards as performance approached the maximum level to recognize overachievement relative to expected progress during the year. Overall, the Company achieved 56.7% of the specific strategic objectives target for 2018 based on the strategic objective results below:

Strategic Objective	Measure	Weighting	Goals (payout percentage in parentheses)	Results	Payout %(1)
Developed Markets	Organic storage rental revenue growth	5%		1.4%	0%
Emerging Markets	Annualized revenue run rate(2) as a percentage of total revenue	5%		16.2%	125%
Data Center Growth	New contracted sales	7.5%		$19M	0%
Adjacent Business & Innovation	New storage business revenue growth, Iron Cloud and product launch	5%	Delivery of new storage related business growth, Iron Cloud revenues, and launch of Minimum Viable Product in Records Management as a Service (RMaaS). Threshold achievement (50%) representative of successful launch of InSight (RMaaS), threshold achievement related to new storage business revenue growth and below threshold performance of Iron Cloud revenues.	Threshold	50%
Safety and Security	Delivery, implementation, or improvement of key safety and security measures	5%	Qualitative review of global Total Recordable Incident Rate(3) improvement, progress on implementation of global safety roadmap, and information security milestone achievements.	115 based on fair review of performance across all measures %	115%
Customer Experience	Sales Training, executive sponsorship on strategic accounts and Customer Strategy	2.5%	Qualitative review of progress towards increasing engagement and deepening relationships with our customers. Target represents executive sales training completion, customer outreach and relationship building, and development of longer-term customer relationship strategy.	On Target	100%
(1)	Payout achievement represents the percentage of the target payout earned based on the level of the Company’s achievement of performance measures.
(2)	Annualized revenue run rate for a given year is the product of (i) that year’s fourth quarter revenue multiplied by (ii) four.
(3)	Total recordable incident rate represents the number of incidents per 100 full-time equivalent employees.

2019 PROXY STATEMENT	45

EXECUTIVE COMPENSATION

Based on our 2018 achievement relative to established financial goals and strategic objectives, the short-term incentive payout, prior to the application of individual modifiers, equals 100.8% as outlined in the table below.

Measure & Scope	Target Weighting (%)	Payout Achievement(1) (%)
Adjusted EBITDA & Revenue	40%	102.2%
AFFO	30%	143.0%
Strategic Objectives	30%	56.7%
Preliminary weighted payout		100.8%
(1)	Payout achievement represents the percentage of the target payout earned based on the level of the Company’s achievement of performance measures, as disclosed above.

2018 INDIVIDUAL MODIFIERS

The Board (for the CEO) and the Compensation Committee (for the other members of the SET) have the ability to apply individual modifiers to adjust the short-term incentive of each SET member. The Board and the Compensation Committee make individual modifier adjustments based on a review of objectives and performance with respect to key initiatives within the control of each SET member.

In 2018, the Board (for Mr. Meaney) and the Compensation Committee (for Mr. Cloutier and Ms. Russo) determined that the following NEOs outperformed expectations and, as a result, approved the following individual modifiers:

Named Executive Officer	Individual Modifier
William L. Meaney	+15%
Fidelma Russo	+15%
Ernest Cloutier	+20%

PAYOUTS OF SHORT-TERM INCENTIVE COMPENSATION

After applying individual modifiers, our Named Executive Officers earned 111% of target short-term incentive opportunity, on average. The following table sets forth information relating to the payouts of short-term cash incentive compensation to our Named Executive Officers during the year ended December 31, 2018.

		2018 Target Opportunity		2018 End-of-Year Performance and Payout
Named Executive Officer	2018 Eligible Earnings ($)	(%)	($)	Preliminary STI Payout (% of target)	Individual Modifier (%)	Final STI Payout (% of target)	Payout ($)
William L. Meaney	$1,100,000	150.0%	$1,650,000	100.8%	+15%	115.8%	$1,910,700
Stuart Brown	$550,000	90.0%	$495,000	100.8%	+0%	100.8%	$498,960
Fidelma Russo	$485,000	70.0%	$339,500	100.8%	+15%	115.8%	$393,141
Ernest Cloutier	$475,000	85.0%	$403,750	100.8%	+20%	120.8%	$487,730
Patrick Keddy(1)	$587,576	125.0%	$734,470	100.8%	+0%	100.8%	$740,346
(1)	These figures have been converted to U.S. Dollars at a conversion rate of £1.00 to $1.3354, the average exchange rate for fiscal 2018.

46

EXECUTIVE COMPENSATION

LONG-TERM INCENTIVE COMPENSATION

LONG-TERM INCENTIVE (LTI) PROGRAM DESIGN

Our LTI program rewards the achievement of the growth objectives in furtherance of the Strategic Plan. Our long-term incentive program includes a portfolio of vehicles described in the table below.

Long-Term Incentive Component	Description	Purpose
Performance Units (PUs)
●Three-year cliff vesting based on performance of the following:
●Total Revenue, Adjusted EBITDA, and ROIC (75%): Performance measured based on total revenue and adjusted EBITDA objectives, subject to meeting a minimum level of ROIC
●TSR-Based (25%): Performance relative to the MSCI US REIT Index
●Retention and alignment to long-term stockholder value creation ●Rewards top-line growth and bottom-line efficiency ●Rewards TSR performance relative to a key REIT stock market index
Stock Options	●Exercise price is equal to fair value on the date of grant ●Vest ratably over three years and have a 10-year term	●Rewards price appreciation ●Provides long-term horizon to minimize possible short-term fluctuations
RSUs	●Vest ratably over three years	●Provides retention as well as alignment with stockholders

Our long-term incentive program provides a mix of long-term incentive components for our SET, including our Named Executive Officers, which ensures a majority of the long-term incentive opportunity is performance-based. Our long-term incentive program’s mix of incentive components for 2018 was:

Long-Term Incentive Vehicle	% of Economic Grant Value
PUs	55%
RSUs	30%
Stock Options	15%

The Compensation Committee has imposed vesting and other conditions on awards of Common Stock or grants of options or other long-term equity vehicles, such as PUs and RSUs, because it believes that time-based and performance-based vesting encourages recipients to build stockholder value over a long period of time.

2018 LONG-TERM INCENTIVE AWARDS

The Compensation Committee considers equity grants for our executives in the first quarter of each year. The Compensation Committee makes determinations about the amount and the type of equity incentives to award to each executive based on a number of factors, including:

●	CEO recommendations (for incentive awards granted to executives other than the CEO);
●	Amount and terms of equity incentives granted in the market benchmark data;
●	Amount and type of equity incentives previously granted to such executive;
●	Value of and the complexity of the duties performed by such executive now and as anticipated in the future;
●	Such executive’s performance rating as determined by our internal performance review process; and
●	The total and average grant values for members of such executive’s internal peer group.

2019 PROXY STATEMENT	47

EXECUTIVE COMPENSATION

For 2018, the Compensation Committee approved a potential economic value for long-term equity grants for each of our executives. The table below outlines the potential economic value of the long-term equity incentive awards approved in 2018 by the Compensation Committee for each NEO:

Name	Target PUs(1)	RSUs	Stock Options	Total
William L. Meaney(2)	$4,537,500	$2,475,000	$1,237,500	$8,250,000
Stuart Brown(3)	$825,000	$450,000	$225,000	$1,500,000
Fidelma Russo(4)	$385,000	$410,000	$105,000	$900,000
Ernest Cloutier(5)	$412,500	$225,000	$112,500	$750,000
Patrick Keddy(5)	$660,000	$360,000	$180,000	$1,200,000
(1)	For the TSR-Based PUs, the fair value reflects a Monte Carlo simulation due to the nature of the award. As a result, the grant date fair values reported in the “Grants of Plan Based Awards” table differ from the values shown in the columns above.
(2)	Mr. Meaney’s long-term equity awards in 2018 had a value of $8,250,000 (an increase of $1,500,000 as compared to 2017), reflecting the Board’s assessment of Mr. Meaney’s performance over his tenure as CEO since 2013, increases in relevant market benchmarks, and the objective to deliver the majority of Mr. Meaney’s compensation through long-term incentive opportunities. The value of Mr. Meaney’s long-term equity grant in 2018 was larger compared to our other NEOs in order to place a greater portion of his compensation on the long-term success of the Company and strengthen the alignment of his interests with those of our stockholders.
(3)	Mr. Brown’s 2018 long-term incentive awards had a value of $1,500,000 (an increase of $300,000 as compared to 2017). The increase in value was due to his performance and positioning relevant to market benchmarks.
(4)	Ms. Russo’s 2018 long-term incentive awards had a value of $900,000. This included a $700,000 annual award and a $200,000 RSU award, which was the second installment of the new hire award that was approved in connection to her appointment as Executive Vice President, Chief Technology Officer in March 2017.
(5)	The value approved by the Compensation Committee for Mr. Keddy and Mr. Cloutier in 2018 was generally comparable with the corresponding value approved in 2017.

PERFORMANCE UNITS

In 2018, each member of the SET received an award of PUs that can be earned based on operational and relative TSR performance:

Operational (after ROIC hurdle achievement)		Relative TSR
Revenue 37.5% (0% – 200% Payout)	Adjusted EBITDA 37.5% (0% – 200% Payout)	Relative TSR Performance vs. MSCI REIT Index 25% (0% – 200% Payout)

The earned PUs vest on the third anniversary of the grant date and will settle in shares of Common Stock. PUs accrue dividend equivalents in cash, or, in the case of stock dividends, additional PUs, and the dividend equivalents are payable when PUs vest and reflect only dividend equivalents attributable to shares earned.

Operational Performance

The Company’s operational performance is measured against multi-year enterprise revenue, Adjusted EBITDA and ROIC goals. The payout will be determined at the end of the three-year performance period by measuring the Company’s actual 2020 financial performance, the third year of the performance period, against the targets set at the beginning of the performance period, based on the table below.

Actual Performance as a % of Target	Payout as a % of Target(1)
95%	50%
100%	100%
110%	200%
(1)	Results are interpolated between performance levels above.

Payout in accordance with the table will only be made if 2020 ROIC exceeds the minimum amount set by the Compensation Committee.

48

EXECUTIVE COMPENSATION

Relative TSR Performance

The Company’s relative TSR performance during the three-year period beginning in 2018 is measured relative to the MSCI US REIT Index. The payout will be determined at the end of the three-year performance period, based on the table below, by comparing the Company’s TSR for that period to the TSR of the companies in the MSCI US REIT Index over the same period.

TSR Percentile Rank(1)	% of Target
30th Percentile	50%
50th Percentile	100%
75th Percentile	150	%(2)
90th Percentile	200	%(2)
(1)	Results are interpolated between percentiles.
(2)	Regardless of the TSR percentile rank, if the Company’s absolute TSR is negative, the payout percentage will not exceed 100%.

2018 PU Awards

The target number of PU awards granted to our NEOs in 2018 is set forth below:

Named Executive Officer	Total Target PUs Granted
William L. Meaney	134,564
Stuart Brown	24,466
Fidelma Russo	11,417
Ernest Cloutier	12,233
Patrick Keddy	19,572

OTHER COMPENSATION

In addition to the TDC elements described above, our U.S.-based executive officers participate in the retirement and welfare benefits generally available to our full-time employees, such as medical, dental, life insurance, 401(k) Plan, the 2013 Employee Stock Purchase Plan, or the ESPP, and other fringe benefits.

Our U.S.-based Named Executive Officers are eligible for certain executive benefits, including a voluntary executive deferred compensation program and limited perquisites, which are included in the “All Other Compensation” column and related footnote in the “Summary Compensation Table and Executive Deferred Compensation” sections of the Compensation Tables section of this Proxy Statement.

Mr. Keddy does not participate in the 401(k) Plan or the ESPP because he is not a U.S.-based executive. Mr. Keddy receives welfare benefits generally available to our full-time employees in the United Kingdom, such as medical. Mr. Keddy receives additional benefits that are customary for executives in his work location as more fully discussed under the “Employment Agreements–Patrick Keddy” section of the Compensation Tables section of this Proxy Statement.

Mr. Cloutier receives additional benefits related to his temporary expatriate assignment in Switzerland as more fully discussed under the “Employment Agreements–Ernest Cloutier” section of the Compensation Tables section of this Proxy Statement.

2019 PROXY STATEMENT	49

EXECUTIVE COMPENSATION

2018 Vesting of Previously Granted PUs

In 2016, certain members of our SET, including Mr. Meaney, received an award of TSR-Based PUs and an award of operational PUs. The TSR-Based PU payout was based on the Company’s TSR during the three-year period from 2016 through 2018 measured relative to the S&P 500 (excluding financial services companies). The operational PU payout was based on the Company’s performance against storage revenue growth and ROIC measured at the conclusion of the three-year performance period ended December 31, 2018. In 2018, the Compensation Committee increased the storage revenue target to give effect to acquisitions and dispositions, including our acquisition of Recall Holdings Limited in 2016.

TSR-BASED PU RESULTS

Following the completion of the performance period, the Compensation Committee determined that award recipients had earned 130.6% of target for the 2016 TSR-Based PUs based on the Company’s cumulative TSR of 47% during the period, which represented the 65th percentile of the S&P 500 (excluding financial services companies).

The table below sets forth the payouts as a percent of target based on performance of the TSR-based PUs granted in 2016:

IRM TSR vs. S&P 500	Payout as a % of Target(1)	Actual S&P 500 Cumulative TSR (excluding financial services)
90th percentile or more	200%	85%
75th percentile	150%	58%
50th percentile	100%	30%
30th percentile	50%	6%
Below 30th percentile	0%	<6%
(1)	Results are interpolated between percentiles. Regardless of the TSR percentile rank, if the Company’s absolute TSR is negative, the payout percentage will not exceed 100%.

OPERATIONAL PU RESULTS

Following the completion of the performance period, the Compensation Committee determined that award recipients had earned 54.3% of target for the operational PUs based on the Company’s performance. The Company exceeded the minimum ROIC under the award, but the actual storage revenue was below the target established by the Compensation Committee, and, as a result, PUs were earned below target level.

	Threshold (25% of Target)	Target	Maximum (200% of Target)	Payout
Storage Revenue(1) (in millions)				54.3%
			Threshold	Actual
ROIC(1)			10.0%	11.4%
(1)	Results are based on constant currency.

50

EXECUTIVE COMPENSATION

TARGET & EARNED PU RESULTS

The table below sets forth the target and the shares earned for the 2016 TSR-Based PUs and 2016 operational PUs:

Named Executive Officer	Target TSR-Based PUs	Target Operational PUs	Total Target PUs	Earned TSR-Based PUs	Earned Operational PUs	Total Earned PUs
William L. Meaney	28,185	28,185	56,370	36,809	15,304	52,113
Stuart Brown	3,648	3,648	7,296	4,764	1,980	6,744
Fidelma Russo(1)	N/A	N/A	N/A	N/A	N/A	N/A
Ernest Cloutier	5,978	5,978	11,956	7,807	3,246	11,053
Patrick Keddy	6,405	6,405	12,810	8,364	3,477	11,841
(1)	Ms. Russo was not an employee in 2016.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, or the Code, previously generally disallowed a federal income tax deduction to public companies for compensation in excess of $1,000,000 paid in any year to the principal executive officer (in our case, the CEO) and certain other executive officers, to the extent that this compensation was not “performance-based” within the meaning of Section 162(m) of the Code. The Iron Mountain Incorporated 2002 Stock Incentive Plan, or the 2002 Plan, and the 2014 Plan are generally designed such that compensation arising on the exercise of options satisfy this performance-based exemption. The 2002 Plan and the 2014 Plan also provide for the issuance of additional performance-based equity and cash awards, which may qualify for the performance-based exemption. Each of our plans, however, also authorizes the Compensation Committee to grant compensation that is partially or wholly nondeductible.

The Compensation Committee’s general policy has been to utilize the performance-based exception under Section 162(m) of the Code to structure our compensation arrangements to maximize deductions for federal income tax purposes. For example, our 2017 short-term performance-based incentive awards were issued under the 2014 Plan and required achievement of at least 90% of the Adjusted EBITDA target, which was set by the Compensation Committee and ratified by the Board, to fund bonus payouts. This goal was established primarily to maximize tax deductibility of the short-term performance-based incentive, if the target was achieved and certain other requirements were satisfied.

The Tax Cuts and Jobs Act of 2017 modified the group of individuals to whom payment of compensation in excess of $1,000,000 is not deductible to generally include the principal executive officer, the principal financial officer and the three other most highly compensated executive officers, and provided that each person covered by Section 162(m) of the Code for a particular year after 2016 will remain subject to this limit in subsequent years, even if not included in that group for the year. It also eliminated the performance-based exemption from Section 162(m) of the Code. As a result, it is expected that certain of our compensation arrangements will result in non-deductible compensation when the total exceeds $1,000,000, except certain historical awards that meet transition rules for continued deductibility under the Tax Cuts and Jobs Act.

2019 PROXY STATEMENT	51

EXECUTIVE COMPENSATION

Changes to 2019 Compensation Program

2019 SHORT-TERM INCENTIVE DESIGN

The Compensation Committee reviewed the key growth drivers and strategy for the Company and considered growth potential, risk of achievement, strategic value, and probability of attainment when setting performance targets. As a result of the review, the Compensation Committee approved an increase in maximum bonus as a percent of target from 167.5% to 170.6% beginning in the 2019 performance year.

2019 LONG-TERM INCENTIVE DESIGN

The Compensation Committee reviewed and approved recommended changes to the long-term incentive program related to PU awards. PU awards continue to be weighted such that 75% of each PU award will be tied to operational performance and 25% of each PU award will be tied to relative TSR versus the MSCI REIT Index. Beginning in 2019, the measures for the operational PUs include an ROIC hurdle, average total revenue for each year over a three-year period, and a positive modifier for significant achievements related to the development of new product revenue streams. This change addresses challenges with long-term goal setting and aligns the long-term focus of our executives with our strategy of revenue diversification.

Compensation Committee Report on Compensation Discussion and Analysis

We, the members of the Compensation Committee of the Board of the Company, have reviewed and discussed the Compensation Discussion and Analysis with the Company’s management. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

COMPENSATION COMMITTEE

Pamela M. Arway, Chair
Paul Deninger
Monte Ford
Per Kristian Halvorsen
Wendy J. Murdock

52

EXECUTIVE COMPENSATION

COMPENSATION TABLES

Summary Compensation Table

The following table provides certain information concerning compensation earned by our Named Executive Officers during the years ended December 31, 2016, 2017 and 2018. As required by SEC rules, the table includes:

●	Each person who served as our CEO or chief financial officer at any time during 2018; and
●	The three other most highly compensated persons serving as executive officers at year end.

SUMMARY COMPENSATION TABLE FOR 2016, 2017 AND 2018

							Non-Equity
					Stock	Option	Incentive Plan	All Other
		Salary	Bonus		Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)(1)	($)		($)(3)(4)	($)(4)(5)	($)(6)	($)(7)	($)
(a)	(b)	(c)	(d)		(e)	(f)	(g)	(h)	(i)
William L. Meaney(8)	2018	$1,083,077	$—		$7,001,041	$1,237,384	$1,910,700	$55,070	$11,287,272
President and Chief	2017	$1,000,000	$—		$5,089,432	$2,024,791	$1,806,000	$48,816	$9,969,039
Executive Officer	2016	$1,003,846	$—		$4,114,035	$1,714,222	$1,568,633	$49,308	$8,450,044
Stuart Brown	2018	$550,000	$—		$1,272,907	$224,978	$498,960	$11,602	$2,558,447
Executive Vice President and	2017	$550,000	$—		$1,040,964	$239,973	$516,120	$21,504	$2,368,561
Chief Financial Officer	2016	$243,269	$200,000	(2)	$1,483,392	$121,815	$204,372	$334,593	$2,587,441
Ernest Cloutier	2018	$475,000	$—		$636,437	$112,487	$487,730	$1,081,469	$2,793,123
Executive Vice President and	2017	$475,000	$—		$650,574	$149,981	$465,928	$644,167	$2,385,650
General Manager, International	2016	$471,442	$—		$615,949	$144,403	$455,309	$152,555	$1,839,658
Patrick Keddy(9)	2018	$587,576	$—		$1,018,299	$179,981	$740,346	$100,553	$2,626,755
Executive Vice President	2017	$431,614	$—		$693,948	$159,980	$444,043	$88,265	$1,817,850
and General Manager, North	2016	$426,162	$—		$659,962	$154,719	$380,172	$104,415	$1,725,430
America and Western Europe
Fidelma Russo(10)	2018	$485,000	$—		$793,978	$104,988	$393,141	$11,602	$1,788,709
Executive Vice President, Chief	2017	$391,731	$—		$1,526,696	$140,015	$301,900	$5,577	$2,365,919
Technology Officer
(1)	Total reported reflects salary earned during the fiscal year, adjusted for changes in salary rates, where applicable. Salary for U.S.-based executives is paid bi-weekly with an hourly rate based on 2,080 hours per year, or 260 working days. Because 2016 included 261 working days, the salary for Messrs. Meaney and Cloutier exceeds the annual base salary for 2016; the increase over the annualized salary represents the additional day of salary.
(2)	This amount represents a signing bonus provided to Mr. Brown upon the commencement of his employment with the Company in 2016. The bonus was paid in two equal annual installments.
(3)	The amounts reported in the “Stock Awards” column present the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 2 to the Company’s Consolidated Financial Statements included in the Company’s Annual Reports on Form 10-K for the years ended December 31, 2016, 2017 and 2018. These amounts were not paid to or realized by the NEO in the year indicated. The grant date fair values of PUs included in this column are calculated assuming target level attainment of each applicable performance goal, except for the TSR-Based PU awards. The TSR-Based PU awards include a market-based performance condition and the fair value reflects the expected value of the award determined under a Monte Carlo simulation. The table below illustrates the RSU value, the expected value of PUs and the value if each recipient were to achieve the applicable maximum payout for all PUs. All values are determined as of the grant date.

2019 PROXY STATEMENT	53

EXECUTIVE COMPENSATION

2018 AWARDS
	Components of Stock Awards		Additional Information
Name	RSU Value ($)	PU Value - Expected ($)	PU Value - Maximum ($)
William L. Meaney	2,474,981	4,526,060	9,052,120
Stuart Brown	449,993	822,914	1,645,828
Fidelma Russo	409,967	384,011	768,022
Ernest Cloutier	224,980	411,457	822,914
Patrick Keddy	359,995	658,304	1,316,608

2017 AWARDS
	Components of Stock Awards		Additional Information
Name	RSU Value ($)	PU Value - Expected ($)	PU Value - Maximum ($)
William L. Meaney	2,024,973	3,064,459	5,399,928
Stuart Brown	359,973	680,991	1,199,984
Fidelma Russo	1,109,950	416,745	699,926
Ernest Cloutier	224,997	425,577	749,916
Patrick Keddy	239,982	453,966	799,940

2016 AWARDS
	Components of Stock Awards		Additional Information
Name	RSU Value ($)	PU Value - Expected ($)	PU Value - Maximum ($)
William L. Meaney	2,199,992	1,914,043	3,299,900
Stuart Brown	1,079,960	403,432	599,877
Ernest Cloutier	209,983	405,966	699,904
Patrick Keddy	224,998	434,964	749,897
(4)	For a list of 2018 stock and option awards, see the “Grants of Plan Based Awards” table below.
(5)	The amounts reported in the “Option Awards” column reflect the aggregate grant date fair value of stock options granted in the year indicated computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 2 to the Company’s Consolidated Financial Statements included in the Company’s Annual Reports on Form 10-K for the fiscal years ended December 31, 2016, 2017 and 2018. These amounts were not paid out or realized in the year indicated.
(6)	The amounts reported in the “Non-Equity Incentive Plan Compensation” column reflect amounts paid to our Named Executive Officers under our non-equity incentive compensation plans based on the achievement of selected performance targets earned in the specified year and paid in the following year. Non-equity incentive compensation awards are calculated based on the applicable Named Executive Officer’s base salary earnings before any deductions or deferrals, such as 401(k) contributions or deferred compensation plan contributions. Details regarding the calculation of these payments are included in the “Compensation Discussion and Analysis” section of this Proxy Statement.
(7)	The amounts reported in the “All Other Compensation” column include 401(k) Plan Company match, income on premiums paid with respect to group term life insurance, parking fees paid and certain expenses associated with hosting the Company’s annual business recognition event and related tax gross-ups.
With respect to Mr. Meaney, the amounts reported in the “All Other Compensation” column include payment for medical insurance in Switzerland. Mr. Meaney’s spouse occasionally accompanied him on business related travel on private aircraft. This travel resulted in nominal incremental cost to the Company, and this cost is included in “All Other Compensation” column for 2017 and 2016 only. There were no incremental costs associated with spousal travel on the company aircraft in 2018. The “Swiss Benefits” have been converted to U.S. dollars using the average exchange rate for each year (1 Swiss Franc to $1.0228 for 2018, 1 Swiss Franc to $1.0159 for 2017, and 1 Swiss Franc to $1.015 for 2016), or, collectively, the Swiss Exchange Rates.

54

EXECUTIVE COMPENSATION

With respect to Mr. Cloutier, the amounts reported in the “All Other Compensation” column include costs related to his relocation from the Boston, Massachusetts area to Zurich, Switzerland, his assignment related benefits while in Switzerland, and associated estimated tax equalization payments for 2018 tax liabilities, all in connection with his appointment as Executive Vice President & GM, International in 2017 and in accordance with the Cloutier Letter (as defined below). As part of Mr. Cloutier’s tax equalization benefits, the Company makes payments to various tax authorities such that Mr. Cloutier’s tax liability is substantially the same as it would have been had he remained in the United States and not received any assignment-related benefits.

With respect to Mr. Keddy, the amounts reported in the “All Other Compensation” column include amounts related to his international role which include tax preparation, spousal travel associated with Mr. Keddy’s U.S. based responsibilities and related tax gross-ups, and tax gross-ups related to hotel lodging expense deemed taxable in the United Kingdom, all in accordance with the Keddy Employment Contract (as defined below). The hotel lodging expense is not reported in the “All Other Compensation” because it is directly and integrally related to performing job duties, notwithstanding its taxability within the United Kingdom.

The charts below set forth a more detailed breakdown of “All Other Compensation” for 2018.

	William L. Meaney	Stuart Brown	Fidelma Russo
401(k) Match	$5,500	$5,500	$5,500
Group Term Life Insurance	$222	$222	$222
Company Recognition Event Expenses	$2,885	$—	$—
Tax Gross-Up for Company Recognition Event Expenses	$2,268	$—	$—
Parking	$7,800	$5,880	$5,880
Swiss Benefits	$10,054	$—	$—
Swiss Medical Insurance	$26,341	$—	$—
Total	$55,070	$11,602	$11,602

	Ernest Cloutier	Patrick Keddy
401(k) Match	$5,500	$—
Pension Allowance	$—	$36,697
Life Insurance	$—	$2,521
Company Recognition Event Expenses	$2,115	$3,790
Tax Gross-Up for Company Recognition Event Expenses	$161	$4,479
Tax Gross-Up for Travel Related to International Role (Lodging and Spousal Travel)	$—	$21,677
Spousal Travel Related to International Role	$—	$7,147
Tax Preparation Related to International Role	$—	$5,986
Car Allowance	$—	$12,820
Fuel Allowance	$—	$2,671
Medical	$—	$2,765
International Assignment Costs(11)	$1,073,693	$—
Total	$1,081,469	$100,553
(8)	Mr. Meaney’s 2018, 2017 and 2016 salary includes 100,000 Swiss Francs paid in accordance with the Swiss Employment Agreement, converted to U.S. dollars using the Swiss Exchange Rates.
(9)	2018 compensation for Mr. Keddy, except for certain tax planning services denominated in U.S. dollars, was converted to U.S. dollars using a conversion rate of £1.00 to $1.3354, which represent the average exchange rates for 2018. The corresponding conversion rate for 2017 and 2016 compensation, determined on the same basis, was £1.00 to $1.2884 and £1.00 to $1.3501, respectively.
(10)	Ms. Russo’s 2018 salary includes $46,635 in non-qualified deferred compensation contributions. Ms. Russo made no such contributions in 2017.
(11)	Includes the following expatriate benefits in connection with Mr. Cloutier’s assignment in Switzerland: $178,604 in company-paid housing-related expenses, $529,450 in tax gross-up amounts paid on Mr. Cloutier’s behalf, net of additional amounts withheld from his other compensation, $178,891 in childcare and tuition expenses, $88,678 for home leave for Mr. Cloutier and his family, a $28,516 cost of living adjustment, $15,376 for language and culture training, $28,932 for medical insurance and $25,245 for miscellaneous expenses related to his assignments (such as car allowance and related expenses, tax preparation fees, and other expenses). Values converted to U.S. dollars using the average exchange rate for each year (1 Swiss Franc to $1.0228 and 1 Euro to $1.1813 for fiscal year 2018).

2019 PROXY STATEMENT	55

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards For 2018

The following table sets forth certain information concerning the grants of plan-based awards to our Named Executive Officers during the year ended December 31, 2018. For a description of these awards, see the “Compensation Discussion and Analysis — 2018 Compensation of Named Executive Officers — Long-Term Incentive Compensation” section of this Proxy Statement.

Named Executive Officer		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Market Price on the Date of Grant ($)	Grant Date Fair Value of Stock and Option Awards ($)
	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
William L. Meaney	n/a	$ —	$1,650,000	$2,763,750	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	2/15/2018	n/a	n/a	n/a	—	134,564	269,128	73,398	342,228	$33.72	$33.72	$8,238,425
Stuart Brown	n/a	$ —	$495,000	$829,125	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	2/15/2018	n/a	n/a	n/a	—	24,466	48,932	13,345	62,223	$33.72	$33.72	$1,497,885
Ernest Cloutier	n/a	$ —	$403,750	$676,281	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	2/15/2018	n/a	n/a	n/a	—	12,233	24,466	6,672	31,111	$33.72	$33.72	$748,924
Patrick Keddy	n/a	$ —	$734,470	$1,230,237	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	2/15/2018	n/a	n/a	n/a	—	19,572	39,144	10,676	49,778	$33.72	$33.72	$1,198,280
Fidelma Russo	n/a	$ —	$339,500	$568,663	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	2/15/2018	n/a	n/a	n/a	—	11,417	22,834	12,158	29,037	$33.72	$33.72	$898,966
(1)	The amounts reported in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column, sub-column “Threshold” and sub-column “Maximum,” reflect the minimum and maximum payment level of short-term incentive compensation for each of our Named Executive Officers, which is zero and 167.5% of target, respectively. The specific components of our non-equity incentive plans are described under the “2018 Compensation of Named Executive Officers — Short-Term Performance-Based Incentive Compensation” heading in the Compensation Discussion and Analysis section of this Proxy Statement. Non-equity incentive plan awards actually paid by the Company for services rendered in 2017 are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.
(2)	The amounts reported in “Estimated Future Payouts Under Equity Incentive Plan Awards” column, sub-column “Maximum,” reflect that the PUs awarded in 2018 provide the potential to earn up to 200% of target, as described under the “2018 Compensation of Named Executive Officers—Long-Term Incentive Compensation” heading in the Compensation Discussion and Analysis section of this Proxy Statement.
(3)	Each RSU award was granted under the 2014 Plan, and each RSU award vests in three substantially equal annual installments beginning on the first anniversary of the grant date. Each RSU award is settled in shares of Common Stock on each vesting date.
(4)	Each stock option award was granted under the 2014 Plan, and each stock option award vests in three substantially equal annual installments beginning on the first anniversary of the grant date.

56

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year End for 2018

The following table sets forth certain information with respect to outstanding equity awards held by our Named Executive Officers at December 31, 2018. The Market Value amounts reported in the Stock Awards columns heading were determined using the closing price per share of Common Stock on the NYSE on December 31, 2018 of $32.41.

	Option Awards					Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options: Exercisable (#)(1)	Number of Securities Underlying Unexercised Options: Unexercisable (#)(1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested ($)
William L. Meaney	10,002	—		$29.99	1/7/2023
	273,184	—		$31.00	2/13/2024
	349,247	—		$48.54	2/19/2025
	552,450	227,056	(1)	$36.59	2/18/2026
	153,744	307,952	(2)	$37.00	2/16/2027
	—	342,228	(3)	$33.72	2/15/2028
						25,105	(4)	$813,653
						36,505	(5)	$1,183,127
						73,398	(6)	$2,378,829
									28,185	(7)	$913,476
									28,185	(8)	$913,476
									36,486	(9)	$1,182,511
									36,486	(10)	$1,182,511
									134,564	(11)	$4,361,219
Stuart Brown	14,434	7,239	(12)	$41.11	7/25/2026
	18,221	36,498	(2)	$37.00	2/16/2027
		62,223	(3)	$33.72	2/15/2028
						8,775	(13)	$284,398
						6,490	(5)	$210,341
						13,345	(6)	$432,511
									3,648	(7)	$111,232
									3,648	(8)	$111,232
									8,108	(9)	$262,780
									8,108	(10)	$262,780
									24,466	(11)	$792,943
Ernest Cloutier	21,037	—		$24.80	2/13/2024
	24,965	—		$38.83	2/19/2025
	30,645	15,369	(1)	$29.27	2/18/2026
	11,388	22,811	(2)	$37.00	2/16/2027
	—	31,111	(3)	$33.72	2/15/2028
						2,397	(4)	77,687
						4,057	(5)	131,487
						6,672	(6)	216,240
									5,978	(7)	$193,747
									5,978	(8)	$193,747
									5,067	(9)	$164,221
									5,067	(10)	$164,221
									12,233	(11)	$396,472

2019 PROXY STATEMENT	57

EXECUTIVE COMPENSATION

	Option Awards					Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options: Exercisable (#)(1)	Number of Securities Underlying Unexercised Options: Unexercisable (#)(1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested ($)
Patrick Keddy	7,133	—		$38.83	2/19/2025
	22,102	—		$36.91	5/27/2025
	16,417	16,467	(1)	$29.27	2/18/2026
	12,147	24,332	(2)	$37.00	2/16/2027
	—	49,778	(3)	$33.72	2/15/2028
						2,568	(4)	$83,229
						4,327	(5)	$140,238
						10,676	(6)	$346,009
									6,405	(7)	$207,586
									6,405	(8)	$207,586
									5,405	(9)	$175,176
									5,405	(10)	$175,176
									19,572	(11)	$634,329
Fidelma Russo	12,291	24,619	(14)	$34.01	3/13/2027
	—	29,037	(3)	33.72	2/15/2028
						21,770	(15)	$705,566	5,145	(9)	$166,749
						12,158	(6)	$394,041	5,145	(10)	$166,749
									11,417	(11)	$370,025
(1)	Options vested on February 18, 2019.
(2)	Options vest in two substantially equal installments on February 16, 2019 and February 16, 2020.
(3)	Options vest in three substantially equal installments on February 15, 2019, February 15, 2020 and February 15, 2021.
(4)	RSUs vested on February 18, 2019.
(5)	RSUs vest in two substantially equal installments on February 16, 2019 and February 16, 2020.
(6)	RSUs vest in three substantially equal installments on February 16, 2019, February 16, 2020 and February 16, 2021.
(7)	The number of PUs based on storage revenue and ROIC and awarded in 2016 included in the table reflects target performance. After the end of the 2018, the Company’s performance was determined resulting in a payout of 54.3% of target. The actual earned PUs vested in one installment on February 18, 2019.
(8)	The number of TSR-Based PUs awarded in 2016 included in the table reflects target performance. After the end of the 2018 fiscal year, the Company’s performance was determined resulting in a payout of 130.6% of target. The actual earned TSR-Based PUs awarded in 2016 vested in one installment on February 18, 2019.
(9)	The number of PUs based on storage revenue and ROIC and awarded in 2017 included in the table reflects target performance. The Company’s performance will be determined at the end of 2019. Earned PUs, if any, will vest in one installment on February 16, 2020.
(10)	The number of TSR-Based PUs awarded in 2017 included in the table reflects target performance. Final TSR performance will be determined at the end of the 2019. Earned TSR-Based PUs, if any, will vest in one installment on February 16, 2020.
(11)	The number of PUs based on Revenue, EBITDA & ROIC awarded in 2018 included in the table reflects target performance. The Company’s performance will be determined at the end of 2020. The number of TSR-Based PUs awarded in 2018 included in the table reflects target performance. Final TSR performance will be determined at the end of 2020. Earned PUs, if any, will vest in one installment on February 15, 2021.
(12)	Options vest on July 25, 2019.
(13)	RSUs vest on July 25, 2019.
(14)	Options vest in two substantially equal installments on March 13, 2019 and March 13, 2020.
(15)	RSUs vest in two substantially equal installments on March 13, 2019 and March 13, 2020

58

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested at Fiscal Year End for 2018

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
William L. Meaney	N/A	N/A	118,410	$4,063,329
Stuart Brown	N/A	N/A	11,987	$416,679
Fidelma Russo	N/A	N/A	10,866	$360,969
Ernest Cloutier	N/A	N/A	12,091	$390,488
Patrick Keddy	N/A	N/A	12,931	$419,313
(1)	Includes the payout of accrued cash dividend equivalents.

Non-Qualified Deferred Compensation for 2018

EXECUTIVE DEFERRED COMPENSATION

The Company provides certain of its highly compensated employees in the United States, including our Named Executive Officers, with the opportunity to defer between 5% and 100% of any 2018 non-equity incentive compensation and/or up to between 5% and 50% of base salary through the Executive Deferred Compensation Plan, or the EDCP. This benefit is offered to these employees in part because they are limited by the Code and applicable nondiscrimination testing rules in the amount of 401(k) contributions, they can make under the Company’s 401(k) Plan. Deferral elections and elections relating to the timing of payments are made prior to the period in which the salary and/or incentive compensation bonuses are earned. The Company does not contribute any matching, profit sharing or other funds to the EDCP for any employee. Participants in the EDCP can elect to invest their deferrals in funds that mirror, as closely as possible, the investment options available under the Company’s 401(k) Plan. The EDCP does not pay any above market rates and is administered by the Compensation Committee.

Fidelma Russo is the only Named Executive Officer who participated in a nonqualified deferred compensation plan during the year ended December 31, 2018.

Named Executive Officer	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions in Last FY ($)	Aggregate Balance at Last FYE ($)(1)
Fidelma Russo	$46,635	N/A	-$2,884	N/A	$43,751
(1)	Deferred compensation accounts are deemed invested in mutual funds managed by third party administrators.

Employment Agreements

WILLIAM L. MEANEY

In connection with his appointment as CEO, the Company entered into an offer letter with Mr. Meaney dated November 30, 2012, or the CEO Offer Letter. In addition to standard TDC elements (salary and short and long-term incentives), the CEO Offer Letter includes the following provisions:

●	Mr. Meaney’s employment with the Company is on an at will basis;
●	The Company agreed to pay Mr. Meaney a portion of his salary in Swiss Francs because Mr. Meaney is a Swiss citizen and, as a result of his responsibilities associated with the significant international focus of the Company, he works a portion of his time in Switzerland;

2019 PROXY STATEMENT	59

EXECUTIVE COMPENSATION

●	The Company agreed to reimburse Mr. Meaney for the cost of his Swiss medical insurance; and
●	Mr. Meaney is eligible for the Iron Mountain Companies Severance Plan and Severance Program No. 2, or the CEO Severance Program, as described under the “Termination and Change in Control Arrangements” heading below.

In December 2013, in order to implement the Swiss Franc salary payments agreed to in the CEO Offer Letter, and due to the customary nature of such agreements in Switzerland, a Swiss subsidiary of the Company entered into an employment agreement with Mr. Meaney, or the Swiss Employment Agreement. As required by Swiss law, the Company, or one of its Swiss subsidiaries, funds certain benefits on Mr. Meaney’s behalf in connection with his Swiss employment, including an occupational benefit plan and occupational accident insurance. The Company’s contribution levels reflect amounts required by Swiss law and are quantified in the Summary Compensation Table. The Swiss Employment Agreement has no fixed term and is terminable by either party following a one month notice period (except for certain acts identified by Swiss law).

We do not have any agreements with Mr. Meaney or any other executive that provide for excise tax gross-up payments in connection with a change in control.

ERNEST CLOUTIER

In connection with his appointment as EVP & GM, International, of the Company, effective April 1, 2017, Mr. Cloutier relocated to Switzerland in July 2017 and the Company entered into a letter agreement with Mr. Cloutier, dated March 27, 2017, or the Cloutier Letter, confirming the terms of Mr. Cloutier’s international assignment. The Cloutier Letter is not a contract of employment but is intended to summarize the terms and benefits of Mr. Cloutier’s international assignment. Under the terms of Mr. Cloutier’s appointment, as described in the Cloutier Letter, Mr. Cloutier’s international assignment is expected to last approximately three years from the effective date of the Cloutier Letter, and the Company provides the following benefits during his international assignment:

●	Relocation support to allow efficient transfer of working location to Switzerland including work permit/visa expenses, moving expenses, home search assistance, cultural/language training and property management of Mr. Cloutier’s home in the United States;
●	Allowances while on assignment in Switzerland, including housing related costs, cost of living differential, education and child care assistance, car allowance and home leave; and
●	Tax equalization benefits that provide tax-related payments designed to prevent Mr. Cloutier from paying more individual income tax as a result of his foreign assignment than he would have paid if no such assignment occurred.

PATRICK KEDDY

In connection with his appointment as EVP & GM, North America & Western Europe of the Company in April 2015 the Company entered into an amended and restated employment contract with Mr. Keddy, or the Keddy Employment Contract, as is customary for executives in England, where Mr. Keddy is based. In addition to base salary and short-term incentive compensation, Mr. Keddy receives a car allowance, a corresponding allowance for fuel costs, a UK pension contribution, or cash payment in lieu thereof, and a UK life insurance benefit. Mr. Keddy is eligible to receive severance benefits under the Severance Program No. 1. Mr. Keddy is also eligible for benefits to accommodate his dual working location between the United Kingdom and the United States. The Keddy Employment Contract has no fixed term and is terminable by either party with appropriate notice. The Keddy Employment Contract superseded and replaced Mr. Keddy’s prior employment contract with the Company, which terminated automatically upon the effectiveness of the Keddy Employment Contract.

60

EXECUTIVE COMPENSATION

Termination and Change in Control Arrangements

The Company maintains various contracts and agreements that require payments to our NEOs in connection with (1) any termination of such officer, (2) a change in control of the Company, or (3) a change in such officer’s responsibilities. This section describes the benefits that may become payable to our NEOs in connection with a termination of their employment with the Company and/or a change in control of the Company under arrangements in effect on December 31, 2018.

EQUITY TREATMENT AT RETIREMENT

In 2018, the Compensation Committee reviewed and approved changes to the definition of “retirement” and the related treatment of outstanding equity awards under the 2014 Plan. These changes are effective for grants made on or after February 20, 2019. Upon an employee’s retirement on or after attaining age 58, if the sum of (i) the age at retirement plus (ii) years of service at the Company totals at least 70, then such employee will be entitled to continued vesting of any outstanding equity awards. If retirement occurs on or after July 1, equity award recipients are entitled to full vesting of time-vested stock options and time-vested RSUs. These awards will continue vesting on the original vesting schedule, and the options would remain exercisable up to three years after retirement, or the original expiration date, if earlier. PUs will continue to vest and be delivered in accordance with the original vesting schedule of the applicable PU award and remain subject to the same performance conditions. Participants must remain employed through July 1 of each grant year for the grant made in that year to be eligible for the retirement provisions described above.

Prior to February 20, 2019, PU awards made to executives, including our NEOs, and other employees who subsequently terminate their employment (i) during the performance period, (ii) after attaining age 55 and (iii) after completing ten years of employment with the Company, are eligible for pro-rated vesting based on the number of full years completed following the grant date, although the shares underlying the PU award will, nevertheless, be delivered in accordance with the original vesting schedule of the applicable PU award and remain subject to the same performance conditions.

EQUITY TREATMENT IN CONNECTION WITH TERMINATION OR A CHANGE OF CONTROL

All unvested stock options and other equity awards granted under the 2002 Plan or the 2014 Plan vest immediately should an employee terminate his or her own employment for “good reason” or be terminated by the Company, in connection with a “vesting change in control,” as such terms are defined in the 2002 Plan and 2014 Plan, within 14 days prior or 12 months after such vesting change of control, or the Relevant Period. This provision applies to all outstanding options and unvested RSUs or PUs held by employees of the Company, including our Named Executive Officers.

CEO SEVERANCE PROGRAM

As provided for in the CEO Offer Letter, Mr. Meaney is a participant in the CEO Severance Program No. 2. Mr. Meaney is entitled to the benefits under the CEO Severance Program No. 2 in the event of a “qualifying termination,” which is generally defined as the termination of an eligible employee’s employment without “cause” or termination by the eligible employee for “good reason.” “Cause” is generally defined in the CEO Severance Program No. 2 as any of: (1) fraud, embezzlement or theft against the Company; (2) being convicted of, or pleading guilty or no contest to, a felony; (3) breach of a fiduciary duty owed to the Company; (4) material breach of any material policy of the Company; (5) willful failure to perform material assigned duties (other than by reason of illness); or (6) committing an act of gross negligence, engaging in willful misconduct or otherwise acting with willful disregard for the best interests of the Company. “Good reason” in the CEO Severance Program means that the Company has, without Mr. Meaney’s consent: (1) materially diminished the sum of his base compensation plus target nonequity incentive compensation; (2) required Mr. Meaney to be based at an office or primary work location that is greater than 50 miles from Boston, Massachusetts; (3) materially diminished Mr. Meaney’s authority

2019 PROXY STATEMENT	61

EXECUTIVE COMPENSATION

and/or responsibilities and/or assigned Mr. Meaney to duties and responsibilities that are generally inconsistent with his position with Iron Mountain prior to the change; (4) ceased to have Mr. Meaney report directly to the Board; or (5) materially breached the CEO Severance Program No. 2 or the CEO Offer Letter.

In the event of a qualifying termination under the CEO Severance Program No. 2, Mr. Meaney is entitled to certain severance benefits, including: (1) cash compensation consisting of (a) the sum of one year’s base salary, (b) a bonus payment equal to the annual target performance-based cash bonus for the year of termination, and (c) a pro-rated bonus in the year of termination; (2) one year of group health benefit continuation, and (3) nine months outplacement. Mr. Meaney does not receive equity acceleration benefits under the CEO Severance Program No. 2.

In accordance with the CEO Severance Program No. 2, if Mr. Meaney’s termination is in connection with a change in control, he will be eligible for two years’ base salary and target bonus (rather than one year) and 18 months of group health benefit continuation (rather than 12 months), and the other benefits he would otherwise be entitled to remain unchanged. The CEO Severance Program No. 2 also modifies the determination of a Vesting Change in Control where termination following a Change in Control is directed by a third party, within 90 days prior to the Change in Control (rather than 14 days) or within two years following the Change in Control (rather than 12 months).

NEO SEVERANCE PROGRAM

Messrs. Brown, Cloutier and Keddy and Ms. Russo are entitled to the benefits under the Severance Program No. 1 in the event of a “qualifying termination,” which is generally defined as the termination of an eligible employee’s employment without “cause” or termination by the eligible employee for “good reason.” The definition of “cause” for the purposes of the Severance Program No. 1 is substantially the same as the definition of “cause” in the CEO Severance Program No. 2, as described above. The definition of “good reason” in the Severance Program No. 1 is substantially the same as “good reason” under the 2002 Plan and the 2014 Plan with an additional component that could result in an acceleration if the eligible employee were to terminate his or her employment within 14 days prior to or 12 months after a vesting change of control. The additional component is a material diminution in the responsibilities or title or position with the Company and/or the assignment of duties and responsibilities that are generally inconsistent with such eligible employee’s position with the Company immediately prior to the vesting change in control.

In the event of a qualifying termination under the Severance Program No. 1, the eligible employee is entitled to certain severance benefits paid in equal installments over the Severance Period, including: (1) cash compensation consisting of one year’s base salary and a bonus payment generally equal to the annual target bonus for the eligible employee for the year of termination multiplied by such employee’s average payout percentage over the prior three years; (2) the Company’s payment of (a) the employer share of the cost of medical and dental coverage under COBRA coverage until the earlier of (i) the first anniversary of such employee’s termination and (ii) the date on which COBRA coverage ends and (b) outplacement services for nine months following termination; (3) accelerated vesting of outstanding RSUs and stock options scheduled to vest within 12 months following termination; and (4) pro-rated vesting of outstanding PUs based on actual performance using the following schedule and payable at the original vesting date, if earned as calculated at the end of the performance period:

●	PUs outstanding for less than 12 months—33% vested
●	PUs outstanding between 12 and 24 months—67% vested
●	PUs outstanding 24 months or longer—100%

GENERAL

It is a condition to receipt of severance benefits under each of (1) the CEO Severance Program No. 2 and (2) the Severance Program No. 1 that the employee receiving severance benefits under such program or agreement execute, deliver and not revoke a separation and release agreement and a confidentiality and non-competition

62

EXECUTIVE COMPENSATION

agreement. The receipt of the employer share of the cost of medical and dental coverage under COBRA is conditioned on the employee not being in breach of either of the separation and release agreement or the confidentiality and non-competition agreement.

The table below reflects the amount of compensation that would be paid to each Named Executive Officer in the event of a qualifying termination under the CEO Severance Program No. 2 (in the case of Mr. Meaney) or the Severance Program No. 1 (in the case of the other NEOs). The amounts shown assume that such termination was effective as of December 31, 2018.

Estimated Benefits Upon A Qualifying Termination Under the Applicable Severance Program

Named Executive Officer	Cash Severance ($)	Continuation of Benefits and Outplacement Services ($)	Acceleration of Unvested Options, RSUs and PUs ($)(1)	Total ($)
William L. Meaney	$4,400,000	$32,346	N/A	$4,432,346
Stuart Brown	$1,128,600	$33,630	$1,593,358	$2,755,588
Fidelma Russo	$1,020,440	$33,593	$937,534	$1,991,567
Ernest Cloutier	$1,051,325	$47,682	$1,158,961	$2,257,968
Patrick Keddy(2)	$1,318,501	$21,515	$1,358,100	$2,698,116
(1)	These amounts are based on a price per share of our Common Stock of $32.41, the closing price per share of Common Stock on the NYSE on December 31, 2018, and reflect the value of earned PUs for the PUs which were granted in 2016 and the value of PUs that would be earned if the Company achieved target performance for PUs granted after 2016.
(2)	Mr. Keddy’s estimated benefits, except for elements denominated in U.S. dollars, were converted to U.S. dollars using a conversion rate of £1.00 to $1.3354, which represents the average exchange rate for fiscal, or the UK Conversion Rate.

The table below reflects the amount of compensation that would be paid to certain Named Executive Officers in the event of termination of employment upon a qualifying termination under the CEO Severance Program No. 2 (in the case of Mr. Meaney) or the Severance Program No. 1 (in the case of Ms. Russo and Messrs. Brown, Cloutier and Keddy). The amounts shown assume that such termination was effective as of December 31, 2018.

Estimated Benefits Upon A Qualifying Termination Under the Applicable Severance Program in Connection with a Change in Control

Named Executive Officer	Cash Severance ($)	Continuation of Benefits and Outplacement Services ($)	Acceleration of Unvested Options, RSUs and PUs ($)(1)	Total ($)
William L. Meaney	$7,150,000	$39,144	$14,222,501	$21,411,645
Stuart Brown	$1,128,600	$33,630	$2,720,601	$3,882,831
Fidelma Russo	$1,020,440	$33,593	$1,972,921	$3,026,954
Ernest Cloutier	$1,051,325	$47,682	$1,762,355	$2,861,362
Patrick Keddy(2)	$1,318,501	$21,515	$2,223,189	$3,563,205
(1)	These amounts are based on a price per share of our Common Stock of $32.41, the closing price per share of Common Stock on the NYSE on December 31, 2018, and reflect the value of earned PUs for the PUs which were granted in 2016 and the value of PUs that would be earned if the Company achieved target performance for PUs granted after 2016.
(2)	Mr. Keddy’s estimated benefits, except for elements denominated in U.S. dollars, were converted to U.S. dollars using the UK Conversion Rate.

2019 PROXY STATEMENT	63

EXECUTIVE COMPENSATION

MEDIAN EMPLOYEE TO CEO PAY RATIO

As required by Item 402(u) of Regulation S-K, we are providing the following information about the ratio of compensation provided to Mr. Meaney, our President and CEO, to the annual total compensation of the Company’s median employee. The Company identified the median employee as of October 1, 2017 and there have been no material changes in the Company’s employee population or employee compensation arrangements that the Company reasonably believes would result in a significant change to our pay ratio disclosure; therefore, we used the median employee identified as of October 1, 2017 to complete the 2018 calculation. For the year ended December 31, 2018:

●	The median employee’s annual total compensation as of December 31, 2018 was $38,764;
●	The annual total compensation of our CEO was $11,300,868; and
●	Based on this information, the ratio of the annual total compensation of our CEO to the median employee is estimated to be 292 to 1.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

To identify our median employee, we began by considering each individual employed by us worldwide on the determination date, except that we excluded approximately 1,199 employees located outside the United States as permitted by the de minimis exception within the SEC rules. Based on the de minimis exception, we excluded all individuals located in five (5) countries, which constituted approximately 4.80% of the 24,975 total individuals that we employed globally as of October 1, 2017. The excluded countries and the number of our employees in each excluded country are as follows as of October 1, 2017: China (166), India (910), Indonesia (62), Serbia (60) and South Korea (1).

For purposes of identifying the median employee from our employee population (other than those we excluded by reason of the de minimis exception), we considered base salary and base wages, as compiled from our payroll and employment records. We selected base salary and base wages to identify the median employee because these components represent the principal form of compensation delivered to all of our employees other than our CEO and this information is readily available across our workforce. Compensation paid in foreign currencies was converted to U.S. dollars based on exchange rates in effect on September 30, 2017.

Using the same approach for the calculation for fiscal year 2017, we aggregated all of the elements of that employee’s compensation for 2018 in the same way that we calculate the annual total compensation of our Named Executive Officers in the Summary Compensation Table, except that the CEO’s and median employee’s annual total compensation includes company-paid healthcare benefit amounts of $13,596 and $4,160, respectively. This amount for the CEO is not included in the Summary Compensation Table because the SEC allows companies to exclude items related to Company-paid healthcare benefits, which are available generally to all salaried employees of the Company. To calculate our ratio, we divided CEO’s annual total compensation by the median employee’s annual total compensation. We believe this ratio is a reasonable estimate calculated in a manner consistent with SEC rules.

64

EXECUTIVE COMPENSATION

ADDITIONAL INFORMATION

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was, during 2018, an officer or employee of the Company or was formerly an officer of the Company or had any relationship requiring disclosure by us under Item 404 of Regulation S-K of the Exchange Act. Please refer to “Certain Relationships and Related Party Transactions,” above, for additional information. None of our Executive Officers served as a member of the compensation committee (or its equivalent) of another entity or as a director of another entity, one of whose executive officers served on our Compensation Committee. None of our Executive Officers (as defined below) served as a member of the compensation committee (or its equivalent) of another entity, one of whose executive officers served as one of our directors.

2019 PROXY STATEMENT	65

AUDIT MATTERS

PROPOSAL 3	RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board recommends that you vote FOR the ratification of the appointment of Deloitte & Touche LLP.

Subject to ratification by the stockholders, the Audit Committee has appointed the firm of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2019.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditors for the purpose of preparing or issuing audit reports or performing other audit reviews or test services. Our independent auditors report directly to the Audit Committee, and the Audit Committee has executive sessions with the independent auditors at each regularly scheduled Audit Committee meeting.

The Audit Committee evaluates the performance of the Company’s independent auditors each year and determines whether to reengage the current independent auditors or consider other audit firms. In doing so, the Audit Committee considers the quality and efficiency of the services provided by the auditors and the auditors’ technical expertise and knowledge of the Company’s operations and industry. In accordance with the Audit Committee charter, the Audit Committee also evaluates the independence of the independent auditors and discusses with the auditor its independence from the Company and its management. The Audit Committee also oversees compliance with the mandated five-year rotation of the independent auditors’ lead engagement partner and reviews and evaluates the lead audit partner, and the chair of the Audit Committee is directly involved in the selection of any new lead engagement partner.

Based on this evaluation, the Audit Committee has appointed Deloitte & Touche LLP to serve as independent registered auditors for the year ending December 31, 2019. Deloitte & Touche LLP has served as the Company’s independent auditors since 2003 and is considered by management and the Audit Committee to be well qualified. Further, the Audit Committee and the Board believe that the continued retention of Deloitte & Touche LLP to serve as the independent registered public accounting firm is in the best interests of the Company and its stockholders.

The Audit Committee has determined to submit its appointment of the independent auditors to the Company’s stockholders for ratification. This vote will ratify prior action by the Audit Committee and will not be binding upon the Audit Committee. However, the Audit Committee may reconsider its prior appointment of the independent auditors or consider the results of this vote when it determines to appoint the Company’s independent auditors in the future.

The Audit Committee oversees and is ultimately responsible for the outcome of audit fee negotiations associated with the Company’s retention of its independent auditors. The fees we paid to Deloitte & Touche LLP in 2018 are shown in the table appearing on page 67 of this Proxy Statement.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders who are present at the Annual Meeting.

If the stockholders do not ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, the appointment of accountants will be reconsidered by the Audit Committee.

66

AUDIT MATTERS

Required Vote

The affirmative vote of holders of a majority of the votes properly cast at the Annual Meeting is required to ratify the selection of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the current fiscal year. For purposes of determining the number of votes cast, only those cast “For” or “Against” are included.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company has submitted the appointment of the Company’s independent registered public accounting firm to a stockholder vote, as set forth in Proposal 3 of this Proxy Statement.

The Audit Committee has established policies and procedures that are intended to control the services provided by our independent registered public accounting firm and to monitor its continuing independence. Under these policies, no audit or non-audit services may be undertaken by our independent registered public accounting firm unless the engagement is specifically pre-approved by the Audit Committee. The Audit Committee may delegate to one or more members the authority to grant the pre-approvals required by its policies and procedures. The decisions of any member to whom authority is delegated to pre-approve an activity under this paragraph must be presented to the full Audit Committee at each of its scheduled meetings.

The fees for services provided by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, or collectively, Deloitte, to us for the fiscal years ended December 31, 2017 and December 31, 2018 were as follows:

	FY 2017	FY 2018
Audit Fees(1)	$6,879,000	$6,297,000
Audit-Related Fees(2)	322,000	354,000
Tax Fees(3)	1,315,000	1,488,000
Deloitte & Touche LLP Total Fees	$8,516,000	$8,139,000
(1)	Audit Fees consist of fees billed for professional services rendered by the independent registered public accounting firm for the audit of the Company’s annual consolidated financial statements, audit of the internal controls over financial reporting, and reviews of the consolidated financial statements included the Company’s Quarterly Reports on Form 10-Q. Audit Fees also consist of services that are normally provided by the independent registered public accounting firm in connection with statutory audits and regulatory filings, review of documents filed with the SEC, and providing consents in connection with SEC filings and comfort letters in connection with offerings of registered and unregistered securities.
(2)	Audit-Related Fees for 2017 include audit fees related to our acquisition of Recall. Audit-Related Fees for 2018 include audit fees related to our acquisition of IO Data Centers.
(3)	Tax Fees include tax compliance work, consulting and other tax planning matters.

The Audit Committee will not approve engagements of our independent registered public accounting firm to perform non-audit services for us if doing so will cause our independent registered public accounting firm to cease to be independent within the meaning of applicable SEC or NYSE rules. In other circumstances, the Audit Committee considers, among other things, whether our independent registered public accounting firm is able to provide the required services in a more or less effective and efficient manner than other available service providers.

The total fees billed to us from Deloitte for services in 2017 and 2018 are set forth above. All the services provided by Deloitte described above were pre-approved by our Audit Committee. The Audit Committee approved the engagement of Deloitte to provide non-audit services because they determined that Deloitte’s providing these services would not compromise its independence and that its familiarity with our record keeping and accounting systems would permit it to provide these services with equal or higher quality, quicker and at a lower cost than we could obtain these services from other providers.

2019 PROXY STATEMENT	67

AUDIT MATTERS

AUDIT COMMITTEE REPORT

Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Company’s independent registered public accounting firm is responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes.

The Audit Committee has reviewed and discussed with the independent registered public accounting firm and management the plan and results of the auditing engagement and the audited financial statements for the year ended December 31, 2018. The Audit Committee has reviewed with management the scope and nature of the Company’s internal auditing controls and has discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board, or PCAOB, Auditing Standard No. 1301, Communications With Audit Committees. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with the independent registered public accounting firm its independence from the Company and its management. The Audit Committee considered whether the provision of non-audit services by the independent registered public accounting firm is compatible with maintaining the independent registered public accounting firm’s independence and concluded that it was acceptable at this time.

The Audit Committee has reported to the Board its activities, conclusions and recommendations. Specifically, in reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC on February 14, 2019. The Audit Committee has approved the reappointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

AUDIT COMMITTEE
Walter C. Rakowich, Chair
Jennifer Allerton
Ted R. Antenucci
Kent P. Dauten

68

INFORMATION ABOUT STOCK OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company with respect to beneficial ownership of Common Stock by: (1) each director and nominee for director; (2) the Named Executive Officers; (3) all directors and Executive Officers of the Company as a group; and (4) each stockholder known by us to be the beneficial owner of more than 5% of the Common Stock. Such information is presented as of March 31, 2019, except as otherwise noted.

	Amount of Beneficial Ownership(1)
Name and Addresses(2)	Shares	Vested Options	Percent Owned
Directors:
Jennifer Allerton	14,081	—	*
Ted R. Antenucci(3)	9,786	—	*
Pamela M. Arway	20,222	—	*
Clarke H. Bailey(4)	176,412	15,555	*
Kent P. Dauten	2,004,413	—	*
Paul F. Deninger	47,711	13,390	*
Monte Ford	2,940	—	*
Per-Kristian Halvorsen(5)	23,671	—	*
William L. Meaney	147,992	1,883,389	*
Wendy J. Murdock	15,640	—	*
Walter C. Rakowich	20,324	—	*
Alfred J. Verrecchia(6)	16,643	18,290	*
Named Executive Officers:
Stuart Brown	20,725	71,596	*
Ernest W. Cloutier	63,743	104,114	*
Patrick J. Keddy	30,114	102,990	*
Fidelma Russo	9,107	21,960	*
All directors and Executive Officers as a group(7)	2,778,907	2,678,516	1.9%
Five Percent Stockholders:
The Vanguard Group(8)	43,875,177	—	15.3%
Capital World Investors(9)	33,587,900	—	11.7%
Blackrock Inc.(10)	20,124,142	—	7.0%
*	Less than 1%
(1)	Except as otherwise indicated, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(2)	Unless specified otherwise, the address of each of our directors, nominees for director and Named Executive Officers is c/o Iron Mountain Incorporated, One Federal Street, Boston, Massachusetts 02110.
(3)	Does not include the 36,972 vested shares of phantom stock previously reported on Forms 4 filed with the SEC as of March 31, 2019. Shares of phantom stock, or Phantom Shares, have been acquired pursuant to the DDCP, and each Phantom Share is the economic equivalent of one share of Common Stock. Phantom Shares will become payable in Common Stock on various dates selected by Mr. Antenucci or as otherwise provided in the DDCP.

2019 PROXY STATEMENT	69

INFORMATION ABOUT STOCK OWNERSHIP

(4)

Includes 12,409 shares of Common Stock held by the Clarke H. Bailey GST Trust for the benefit of Trent S. Bailey and 12,409 shares of Common Stock held by the Clarke H. Bailey GST Trust for the benefit of Turner H. Bailey. Does not include the 42,484 vested Phantom Shares previously reported on Forms 4 filed with the SEC as of March 31, 2019. Phantom Shares will become payable in Common Stock on various dates selected by Mr. Bailey or as otherwise provided in the DDCP.

(5)

Does not include the 25,869 vested Phantom Shares previously reported on Forms 4 filed with the SEC as of March 31, 2019. Phantom Shares will become payable in Common Stock on various dates selected by Mr. Halvorsen or as otherwise provided in the DDCP.

(6)

Does not include the 38,035 vested Phantom Shares previously reported on Forms 4 filed with the SEC as of March 31, 2019. Phantom Shares will become payable in Common Stock on various dates selected by Mr. Verrecchia or as otherwise provided in the DDCP.

(7)	Does not include the 143,360 vested Phantom Shares previously reported by directors on Forms 4 filed with the SEC as of March 31, 2019.
(8)

This amount includes 12,958,753 shares of common stock beneficially owned by the Vanguard Specialized Funds–Vanguard Real Estate Index Fund (formerly known as Vanguard REIT Index Fund), or the Real Estate Index Fund. This information is as of December 31, 2018 and is based solely on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 13, 2019, or The Vanguard Group Schedule 13G, and a Schedule 13G/A filed by the Real Estate Index Fund with the SEC on January 31, 2019, or the Real Estate Index Fund Schedule 13G. In accordance with the disclosures set forth in The Vanguard Group Schedule 13G, The Vanguard Group reports sole voting power over 324,079 shares of Common Stock and sole dispositive power over 43,497,404 shares of Common Stock. In accordance with the disclosures set forth in the Real Estate Index Fund Schedule 13G, the Real Estate Index Fund reports sole voting power over 12,958,753 shares of Common Stock and sole dispositive power over 0 shares of Common Stock. The percent owned is based on the calculation provided by The Vanguard Group in The Vanguard Group Schedule 13G. Based on the information provided in The Vanguard Group Schedule 13G, the address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(9)

This information is as of December 31, 2018 and is based solely on a Schedule 13G/A filed by Capital World Investors with the SEC on February 14, 2019, or the Capital World Investors Schedule 13G/A. In accordance with the disclosures set forth in the Capital World Investors Schedule 13G/A, Capital World Investors reports sole voting power and sole dispositive power over 33,587,900 shares of Common Stock. The percent owned is based on the calculation provided by Capital World Investors in the Capital World Investors Schedule 13G/A. Based on the information provided in the Capital World Investors Schedule 13G/A, the address of Capital World Investors is 333 South Hope Street, Los Angeles, California 90071.

(10)

This information is as of December 31, 2018 and is based solely on a Schedule 13G/A filed by Blackrock, Inc. with the SEC on February 4, 2019, or the Blackrock Schedule 13G. In accordance with the disclosures set forth in the Blackrock Schedule 13G, Blackrock, Inc. reports sole voting power over 17,836,827 shares of Common Stock and sole dispositive power over 20,124,142 shares of Common Stock. The percent owned is based on the calculation provided by Blackrock, Inc. in the Blackrock Schedule 13G. Based on the information provided in the Blackrock Schedule 13G, the address of Blackrock, Inc. is 55 East 52nd Street, New York, NY 10055.

70

INFORMATION ABOUT STOCK OWNERSHIP

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that the Company’s executive officers, other Section 16 reporting officers, directors and persons who own more than 10% of a registered class of the Company’s equity securities file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such executive officers, other Section 16 reporting officers, directors and 10% stockholders are also required by SEC rules to furnish to the Company copies of all Section 16(a) reports that they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that they were not required to file a Form 5, the Company believes that, during the fiscal year ended December 31, 2018, the Company’s executive officers, other Section 16 reporting officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to such persons except that a late report was filed on June 8, 2018 relating to a RSU grant to Daniel Borges, Chief Accounting Officer of the Company.

EQUITY COMPENSATION PLAN INFORMATION

The following provides certain equity compensation plan information with respect to all of our equity compensation plans in effect as of December 31, 2018:

Plan Category	Number of securities to be issued upon exercise or settlement of outstanding options, warrants and rights		Weighted average exercise or settlement price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	6,135,436	(1)	$34.87	(2)	6,559,074	(3)
Equity compensation plans not approved by security holders	0		0		0
Total	6,135,436		$34.87		6,559,074
(1)

Includes: (i) 4,271,769 stock options granted under the Iron Mountain Incorporated 1995 Stock Incentive Plan, the 2002 Plan and the 2014 Plan; (ii) 1,196,566 shares of Common Stock that may be issued upon settlement of outstanding RSUs granted under the 2002 Plan and the 2014 Plan; and (iii) 667,101 shares of Common Stock that may be issued upon settlement of outstanding PUs granted under the 2002 Plan and the 2014 Plan. Each PU represents a contingent right to receive one share of Common Stock. Excludes stock options to purchase up to 65 shares of our Common Stock, which stock options, having a weighted average exercise price of $8.12 per share, were issued pursuant to stock option plans assumed in connection with our acquisition of Mimosa Systems, Inc., or the Mimosa Plan. No future equity awards may be granted under the Mimosa Plan.

(2)

Weighted average exercise price is calculated inclusive of stock options, RSUs and PUs. For RSUs and PUs, the weighted average exercise price is calculated as the weighted average grant date fair value. If calculated solely for stock options that have an exercise price, the weighted average exercise price of outstanding options at December 31, 2018 is $34.78 per share.

(3)	Includes the 2014 Plan and the ESPP.

2019 PROXY STATEMENT	71

OTHER MATTERS

OTHER MATTERS BROUGHT BEFORE THE MEETING

The Board is not aware of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

ADDITIONAL DOCUMENTATION

The Company will furnish without charge to any stockholder, upon written or oral request, a copy of the Company’s Annual Report on Form 10-K, including the financial statements and other documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. Requests for such documents should be addressed to the Secretary of Iron Mountain Incorporated, One Federal Street, Boston, Massachusetts 02110, telephone number (617) 535-4766.

72

IRON MOUNTAIN EXECUTIVE OFFICERS

The Board annually elects the officers of the Company. Each officer serves at the discretion of the Board. There are no family relationships between or among any of the Company’s officers or directors.

The following are our executive officers who are not director nominees, or our Executive Officers, their ages as of March 31, 2019, their positions and offices held with the Company and certain biographical information.

Name	Age	Principal Occupations and Business Experience During the Past Five Years
Edward Bicks	50

Mr. Bicks was appointed chief strategy officer of the Company in February 2016, in addition to his role as senior vice president. From April 2015 to February 2016, Mr. Bicks served as senior vice president, chief strategy officer and emerging businesses of the Company. From September 2013 to April 2015, Mr. Bicks served as a senior vice president of the Company. From December 2012 to September 2013, Mr. Bicks served as senior vice president, strategy and change management at Forrester Research, Inc., or Forrester. From May 2005 to September 2013, Mr. Bicks served as vice president, strategy at Forrester. Mr. Bicks holds a bachelor’s degree in economics from Williams College and a master’s degree in business administration degree from the MIT Sloan School of Management.

Stuart Brown	53

Mr. Brown joined the Company in June 2016 and assumed the role of executive vice president and chief financial officer in August 2016. Prior to joining the Company, from September 2011 to June 2016, Mr. Brown served as executive vice president and chief financial officer of Red Robin Gourmet Burgers, Inc., a publicly held chain of casual dining restaurants. From October 2006 to September 2011, Mr. Brown served as chief financial officer for DCT Industrial Trust Inc., a publicly held industrial REIT. Mr. Brown holds a bachelor’s degree in business administration degree and a master’s degree in accountancy from the University of Georgia.

Ernest W. Cloutier	46

Mr. Cloutier assumed the role of executive vice president and general manager, international of the Company in April 2017. From June 2014 to December 2016, Mr. Cloutier served as executive vice president, U.S. federal, security and legal, of the Company. In addition, Mr. Cloutier served as the Company’s general counsel and secretary until December 2016, positions which he held since joining the Company in December 2007 as a senior vice president. In June 2011 Mr. Cloutier was appointed an executive vice president of the Company, and Mr. Cloutier assumed responsibility for the Company’s global security and risk organizations in March 2014. Prior to joining the Company, Mr. Cloutier served as senior vice president, general counsel and secretary for Digitas Inc. from May 2004 to November 2007. Mr. Cloutier holds a bachelor’s degree in political science from Bates College and a juris doctor from The American University Washington College of Law.

Deirdre Evens	55

Ms. Evens was appointed executive vice president and general manager, records & information management of the Company in July 2018. Prior to this role, Ms. Evens served as executive vice president and chief of operations of the Company from February 2018 to July 2018. From July 2015 to February 2018, Ms. Evens served as executive vice president, chief people officer of the Company. Prior to joining the Company, Ms. Evens served as executive vice president of human resources at Clean Harbors, Inc., or Clean Harbors, from September 2011 to July 2015. From June 2008 to September 2011, Ms. Evens served as executive vice president of sales and marketing at Clean Harbors. Ms. Evens holds a bachelor’s degree in mechanical engineering from Cornell University.

Patrick Keddy	64

Mr. Keddy was appointed executive vice president and general manager, North America and Western Europe of the Company in April 2015. Mr. Keddy joined the Company as senior vice president, Western Europe, in November 2011, responsible for the operations of the Company’s Records Management, Document Management Solutions, Data Management and Secure Shredding businesses in Western Europe. Prior to joining the Company, Mr. Keddy served as President of the International Division of Pitney Bowes Inc. from 2005 to 2010. Mr. Keddy holds a bachelor’s degree in administrative science from the University of Aston in Birmingham, United Kingdom and is a Member of the Chartered Institute of Marketing.

2019 PROXY STATEMENT	73

IRON MOUNTAIN EXECUTIVE OFFICERS

Name	Age	Principal Occupations and Business Experience During the Past Five Years
Mark Kidd	39

Mr. Kidd was appointed executive vice president and general manager, data centers, in February 2019. Prior to this role, Mr. Kidd served as senior vice president and general manager, data centers from April 2013 to February 2019. Mr. Kidd served as senior vice president, enterprise strategy from January 2010 to April 2013. Mr. Kidd served in various other positions with the Company in corporate strategy, portfolio and capital management from September 2003 to January 2010. Prior to joining the Company, Mr. Kidd worked in investment banking at Thomas Weisel Partners. Mr. Kidd holds a bachelor’s degree in economics from Harvard University.

Theodore MacLean	54	Mr. MacLean was appointed executive vice president, adjacent businesses of the Company in February 2018. From September 2014 to February 2018, Mr. MacLean served as executive vice president and chief marketing officer of the Company. Prior to joining the Company, Mr. MacLean served as general manager, emerging market strategies and sales, at Microsoft Corporation, or Microsoft, from May 2011 to September 2014. From October 2008 to May 2011, Mr. MacLean served as general manager, open solutions group at Microsoft. Mr. MacLean holds a bachelor’s degree from Carleton College and a master’s degree in business administration degree from the Anderson School at the University of California, Los Angeles.
Deborah Marson	65

Ms. Marson was appointed executive vice president, general counsel and secretary of the Company in December 2016. Ms. Marson served as senior vice president and deputy general counsel from March 2012 to December 2016. Ms. Marson joined the Company as vice president of commercial contracts for North America in November 2009. Prior to joining the Company, Ms. Marson spent 27 years with The Gillette Company, where she most recently served as deputy general counsel. Ms. Marson holds a bachelor’s degree in political science from Colby College and a juris doctor from Suffolk University Law School.

Greg McIntosh	46

Mr. McIntosh was appointed executive vice president, strategic accounts in March 2019. Prior to this role, Mr. McIntosh served as senior vice president, consumer storage from December 2017 to March 2019 and senior vice president, innovation and product management from December 2016 to December 2017. Mr. McIntosh joined the company as senior vice president, general manager of Canada in May 2014. Prior to joining the Company, Mr. McIntosh spent 14 years in the financial services technology industry with Davis + Henderson, now Finastra, and was co-founder of Cyence International, a provider of credit lifecycle management software and solutions. Mr. McIntosh holds a bachelor’s degree in mathematics, a master’s degree in accounting from the University of Waterloo and is a CPA (Ontario).

Fidelma Russo	55

Ms. Russo was appointed executive vice president and chief technology officer of the Company in March 2017. Prior to joining the Company, Ms. Russo served as senior vice president and general manager at Dell EMC from January 2011 to March 2017, where she led Dell EMC’s enterprise storage and software solutions team. From May 2010 to January 2011, Ms. Russo served as chief operating officer of Sepaton, Inc., or Sepaton, a privately held provider of storage and software products and services. From September 2007 to May 2010, Ms. Russo served as executive vice president, engineering and development at Sepaton. Ms. Russo holds a bachelor’s degree in engineering from University College Cork, Ireland, and a master’s degree in computer science from Boston University.

John Tomovcsik	51

Mr. Tomovcsik was appointed executive vice president and chief operating officer of the Company in July 2018. Prior to this role, Mr. Tomovcsik served as executive vice president and general manager, records and information management, of the Company from January 2014 to July 2018. From January 2007 to December 2013, Mr. Tomovcsik served as executive vice president and chief operating officer, Iron Mountain North America, responsible for the operations of the Company’s Records Management, Document Management Solutions, Data Management and Secure Shredding core businesses.

74

ADDITIONAL INFORMATION

Iron Mountain is furnishing this Proxy Statement in connection with the solicitation of proxies by the Board for use at the Annual Meeting or at any adjournment or postponement thereof. All stockholders of record on the Record Date are invited to attend the Annual Meeting. The Company’s Annual Report to Stockholders for the year ended December 31, 2018 and the Notice Regarding the Availability of Proxy Materials relating to the Annual Meeting, or the Notice of Internet Availability, are first being mailed to the Company’s stockholders on or about April 11, 2019.

The Company will bear all costs of solicitation of proxies. Brokers, banks, custodians and other fiduciaries will be requested to forward proxy solicitation materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse brokers, banks, custodians and other fiduciaries for their reasonable out-of-pocket expenses incurred in connection with the distribution of such proxy solicitation materials. Solicitation of proxies by mail may be supplemented by telephone, telecopier or personal solicitation by directors, officers or other regular employees of the Company (who will not receive any additional compensation for any solicitation of proxies).

The Board unanimously recommends that you vote:

FOR	the election of each of the Board’s nominees for director;
FOR	the approval of a non-binding, advisory resolution approving the compensation of the Named Executive Officers as described in this Proxy Statement; and
FOR	the ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

STOCKHOLDERS ENTITLED TO VOTE

Iron Mountain’s Common Stock is the only class of voting securities outstanding and entitled to vote at the Annual Meeting. As of 5:00 p.m. U.S. Eastern Time on the Record Date, 286,818,986 shares of Common Stock, or Shares, were outstanding and entitled to vote. Each Share is entitled to one vote on each matter.

HOW TO VOTE

Your vote is very important no matter how many Shares you own. Whether or not you plan to attend the Annual Meeting, we urge you to vote your Shares today.

Stockholders may vote their Shares (i) over the internet or by telephone in the manner provided on the website listed in the Notice of Internet Availability, or the Website, (ii) by completing and returning a proxy card or (iii) by attending the Annual Meeting and voting in person. Stockholders that vote their Shares over the internet or by telephone must do so on or before 11:59 p.m. U.S. Eastern Time on May 21, 2019. Stockholders who wish to receive a paper or email copy of the proxy card to complete and mail to the Company in time for the Annual Meeting may request one at any time on or before May 8, 2019.

2019 PROXY STATEMENT	75

ADDITIONAL INFORMATION

IF YOU ARE A REGISTERED HOLDER OF COMMON STOCK

If you are a registered holder of Common Stock, you may vote your Shares either by voting by proxy in advance of the Annual Meeting or by voting in person at the Annual Meeting. By submitting a proxy (on a proxy card or in the manner provided on the Website), you are legally authorizing another person to vote your Shares on your behalf. If you submit your executed proxy card or submit a proxy in the manner provided on the Website, unless you direct otherwise, your Shares will be voted in accordance with the Board’s recommendations set forth in this Proxy Statement, and if any other matters are brought before the Annual Meeting (other than the proposals contained in this Proxy Statement), then the individuals listed on the proxy will have the authority to vote your Shares on those other matters in accordance with their discretion and judgment.

In case a quorum is not present at the Annual Meeting, the holders of a majority of the voting power of the Shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting (without notice other than announcement of adjournment at the Annual Meeting) to another time or to another time and place.

Whether or not you plan to attend the Annual Meeting, we urge you to promptly vote over the internet or by telephone in the manner provided on the Website or by completing and returning a proxy card. If you later decide to attend the Annual Meeting and vote in person, the vote you cast in person at the Annual Meeting will automatically revoke any previously submitted proxy.

IF YOU HOLD YOUR SHARES OF COMMON STOCK “IN STREET NAME”

If your Shares are held in the name of a brokerage firm, bank, nominee or other institution (referred to as “in street name”), you will receive instructions from the holder of record, or street name holder, that you must follow in order for you to specify how your Shares will be voted. If you do not specify how you would like your Shares to be voted, your Shares held in street name may still be voted in the event that your street name holder has the authority to vote Shares on certain routine, uncontested proposals for which you do not provide voting instructions. The election of directors and the advisory vote on executive compensation are not routine matters for purposes of broker voting. The ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2019 is a routine matter.

IMPORTANT: If your Shares are held in the name of a brokerage firm, bank, nominee or other institution, you should provide instructions to your broker, bank, nominee or other institution on how to vote your Shares. Please contact the person responsible for your account and give instructions for a proxy to be completed for your Shares.

QUORUM

The presence at the Annual Meeting, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast at the Annual Meeting will constitute a quorum. Shares represented by valid proxies, regardless of whether the proxy is noted as casting a vote or abstaining, and broker non-votes will be treated as present at the Annual Meeting for purposes of determining a quorum. Shares voted by a broker on any item other than a procedural motion will be considered present for purposes of determining a quorum, even if such Shares are not voted on every item.

76

ADDITIONAL INFORMATION

VOTES REQUIRED

As more fully described in this Proxy Statement:

●	Election of each nominee for director requires a majority of the votes cast on his or her nomination;
●	Approval of a non-binding, advisory resolution approving the compensation of the individuals listed in the Summary Compensation Table on page 53 of this Proxy Statement, or the Named Executive Officers, as described in this Proxy Statement requires the affirmative vote of a majority of the votes cast on the proposal; and
●	Approval of the proposal to ratify the appointment of the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the votes cast on the proposal.

ABSTENTIONS AND BROKER NON-VOTES

A “broker non-vote” occurs on a proposal when a broker identified as the record holder of Shares is not permitted by the rules of the NYSE to vote on that proposal without instruction from the beneficial owner of the Shares and no instruction has been received with respect to that proposal. Under the NYSE rules, brokers may vote on routine matters even without instructions from the street name holder. The election of directors and the advisory vote on executive compensation are not routine matters for purposes of broker voting; therefore, if you do not instruct your broker how to vote with respect to these proposals, your broker may not vote with respect to these proposals and your Shares will be counted as “broker non-votes.” The ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2019 is a routine matter; therefore, there will be no broker non-votes in connection with that matter.

A properly completed proxy, if received in time for voting and not revoked, will be voted at the Annual Meeting in accordance with the instructions contained therein. Unless otherwise directed, the Shares represented by the proxy card will be voted:

FOR	the election of each of the Board’s nominees for director listed in this Proxy Statement;
FOR	the approval of a non-binding, advisory resolution approving the compensation of our Named Executive Officers as described in this Proxy Statement; and
FOR	the ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2019.

Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not affect the outcome of the proposals that are being submitted to the Company’s stockholders at the Annual Meeting.

Although the advisory vote on the proposed resolution to approve the compensation of our Named Executive Officers is non-binding, the Compensation Committee of the Board will consider the outcome of such vote when making future compensation decisions for any executive required to be listed in the summary compensation table included in our Proxy Statement.

ATTENDANCE AT THE ANNUAL MEETING

Attendance at the Annual Meeting or any adjournment or postponement thereof will be limited to stockholders of record of the Company as of 5:00 p.m. U.S. Eastern Time on the Record Date and guests of the Company. If you are a stockholder of record of the Company as of 5:00 p.m. U.S. Eastern Time on the Record Date, your name will be verified against the list of stockholders of record prior to your admittance to the Annual Meeting or any adjournment or postponement thereof. Please be prepared to present photo identification for admission. If you hold your Shares in street name, you will need to provide proof of beneficial ownership, such as a brokerage account statement, a copy of a voting instruction form provided by your custodian with respect to the Annual

2019 PROXY STATEMENT	77

ADDITIONAL INFORMATION

Meeting or other similar evidence of ownership, as well as photo identification, in order to be admitted to the Annual Meeting. Please note that if you hold your Shares in street name and intend to vote in person at the Annual Meeting, you must also provide a “legal proxy” obtained from your custodian.

REVOCABILITY OF PROXIES

Any stockholder may revoke a submitted proxy by submitting a subsequent proxy (i) on a proxy card to be received by the Company on or before May 21, 2019 or (ii) in accordance with the instructions provided on the Website on or before 11:59 p.m. U.S. Eastern Time on May 21, 2019. Also, any stockholder may revoke a submitted proxy by attending the Annual Meeting and voting in person.

Please note, however, that only your last dated proxy will be counted, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting, as described in this Proxy Statement.

If your Shares are held in the name of a brokerage firm, bank, nominee or other institution, and you have instructed your brokerage firm, bank, nominee or other institution to vote your Shares, you must follow the instructions received from your brokerage firm, bank, nominee or other institution to change your voting instruction. Please contact your custodian for detailed instructions on how to revoke your voting instruction and the applicable deadlines.

INFORMATION REGARDING THE COMPANY

Our principal executive offices are located at One Federal Street, Boston, Massachusetts 02110.

The Company’s website address, www.ironmountain.com, is included several times in this Proxy Statement as a textual reference only, and the information in the Company’s website is not incorporated by reference into this Proxy Statement.

NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

In accordance with rules and regulations of the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, the Company may furnish proxy materials via the internet. Accordingly, all of the Company’s stockholders will receive a Notice of Internet Availability, which will be mailed on or about April 11, 2019.

On the date of mailing the Notice of Internet Availability, stockholders will be able to access all of the proxy materials at https://materials.proxyvote.com/46284v. If you receive a Notice of Internet Availability and would like to receive printed copies of the proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability. The proxy materials will be available free of charge, and the Notice of Internet Availability will provide instructions as to how stockholders may access and review all of the important information contained in the proxy materials (including the Company’s Annual Report to Stockholders) over the internet or through other methods specified on the Website and instructions as to how they may request a paper or email copy of the proxy card. The Website contains internet and telephone voting instructions for stockholders as to how they may request a paper or email copy of the proxy card.

By Order of the Board of Directors

Deborah Marson, Secretary
April 11, 2019

78

IRON MOUNTAIN INCORPORATED
INVESTOR RELATIONS
ONE FEDERAL STREET
BOSTON, MA 02110

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. U.S. Eastern Time on May 21, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. U.S. Eastern Time on May 21, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage- paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	E72617-P21195	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

IRON MOUNTAIN INCORPORATED
The Board of Directors recommends you vote FOR the following:
1.	For the election of twelve (12) directors to the Iron Mountain Incorporated Board of Directors for a one-year term or until their successors are elected and qualified.		For	Against	Abstain
Nominees:
	1a.	Jennifer Allerton	☐	☐	☐

	1b.	Ted R. Antenucci	☐	☐	☐

	1c.	Pamela M. Arway	☐	☐	☐

	1d.	Clarke H. Bailey	☐	☐	☐

	1e.	Kent P. Dauten	☐	☐	☐

	1f.	Paul F. Deninger	☐	☐	☐

	1g.	Monte Ford	☐	☐	☐

	1h.	Per-Kristian Halvorsen	☐	☐	☐

	1i.	William L. Meaney	☐	☐	☐

	1j.	Wendy J. Murdock	☐	☐	☐

	1k.	Walter C.Rakowich	☐	☐	☐

	1l.	Alfred J. Verrecchia	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

2.	The approval of a non-binding, advisory resolution approving the compensation of our named executive officers as described in the Iron Mountain Incorporated Proxy Statement.	☐	☐	☐

3.	The ratification of the selection by the Audit Committee of Deloitte & Touche LLP as Iron Mountain Incorporated's independent registered public accounting firm for the year ending December 31, 2019.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E72618-P21195

IRON MOUNTAIN INCORPORATED
Annual Meeting of Stockholders
May 22, 2019, 9:00 A.M.
This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints William L. Meaney and Deborah Marson, and each of them, as proxies of the undersigned, each with the power to appoint his/her substitute, and hereby authorizes both of them, or either one if only one be present, to represent and vote, as designated on the reverse hereof, all of the shares of Common Stock, $0.01 par value per share, of IRON MOUNTAIN INCORPORATED held of record by the undersigned or with respect to which the undersigned is entitled to vote or act at the Annual Meeting of Stockholders to be held on May 22, 2019 at 9:00 A.M., U.S. Eastern Time, at the offices of Sullivan & Worcester LLP, One Post Office Square, 21st Floor, Boston, MA 02109, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Additionally, the votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other business as may properly come before the Annual Meeting.

Continued and to be signed on reverse side